As filed with the Securities and Exchange Commission on February 3, 2016

Registration No. 333-200932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aquarius Cannabis Inc.

(Exact Name of Registrant in its Charter)

Nevada	8741	47-1273086
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

515 South Flower Street, 36th Floor, Los Angeles, CA 90071

(888) 317-0460

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	9,834,353	(1)	$0.0777	$764,130	$76.95 (3)

———————

(1)

This Registration Statement covers the resale by our selling security holders of up to a total of 9,834,353 shares of Common Stock which consists of: (a) 1,850,000 shares of Common Stock issued to a portion of our selling security holders in a private offering; (b) 1,975,000 shares of Common Stock issued to two selling shareholders who purchased shares through securities purchase agreements; (c) 3,850,000 shares of Common Stock issuable to a portion of our selling security holders upon conversion of convertible promissory notes issued by Aquarius Holdings LLC in two private offerings; (d) 258,275 shares of Common Stock issued to a portion of our selling shareholders upon conversion of convertible promissory notes and warrants issued by the Company to consultants for services rendered; (e) 1,058,062 shares of common stock issued to a portion of our selling shareholders as share based compensation for our independent contractors for services rendered; and (f) 843,016 shares of common stock issued to a portion of our selling shareholders as consideration for their ownership in AH LLC entity.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to a portion of our selling security holders in a private offering. The price of $0.0777 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted in the OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

(3)

The Registrant previously submitted $90.86 on the original filing of this registration statement filed on December 12, 2014 and $30.92 on the amended filing of this registration statement on August 12, 2015.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AS OF FEBRUARY 3, 2016

AQUARIUS CANNABIS INC.

9,834,353 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling security holders as provided in the "Selling Security Holders" section is (a) 1,850,000 shares of Common Stock issued to a portion of our selling security holders in a private offering; (b) 1,975,000 shares of Common Stock issued to two selling shareholders who purchased shares through securities purchase agreements; (c) 3,850,000 shares of Common Stock issuable to a portion of our selling security holders upon conversion of convertible promissory notes issued by Aquarius Holdings LLC in two private offerings; (d) 258,275 shares of Common Stock issued to a portion of our selling shareholders upon conversion of convertible promissory notes and warrants issued by the Company to consultants for services rendered; (e) 1,058,062 shares of common stock issued to a portion of our selling shareholders as share based compensation for our independent contractors for services rendered; and (f) 843,016 shares of common stock issued to a portion of our selling shareholders as consideration for their ownership in AH LLC entity. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.0777 per share until our Common Stock is quoted in the OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 6 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: February __, 2016

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Aquarius," "Company," "we," "us" and "our" refer to Aquarius Cannabis Inc.

Overview

We were incorporated on July 3, 2014, under the laws of the state of Nevada. We acquired Aquarius Holdings LLC, a Colorado limited liability company ("Aquarius Colorado"), on December 1, 2014, via a share exchange agreement with Aquarius Colorado's members (the "Share Exchange"). In exchange for all of the membership interests of the members of Aquarius Colorado, we gave them shares of Common Stock and Aquarius Colorado became our wholly-owned subsidiary. Aquarius Colorado was formed on October 20, 2011.

Business

We are a U.S.-based branding, packaging and consulting company in the medical and recreational marijuana industries. We are focused on building long-term consumer loyalty to exceptional, consistent, and pesticide-free marijuana products that are marketed and sold under our Aquarius Cannabis brands. We do not produce, distribute, or own the actual marijuana products that are distributed under our brand names.

We anticipate that we will profit from contracts with growers in California and other states and will increase the number of our contracts resulting in increased revenues. We expect to form long-standing, mutually beneficial relationships with licensees of our brands by providing consistent and reliable products and services resulting in increased profitability for licensees. Once our brands gain traction, we believe our easily scalable model can be employed to license additional facilities and grow our brands.

To accomplish this, we contracted with Michael Leigh, a top-tier grower, and Hollister Keene, a horticulture specialist, to develop the growing methods and environmental designs to systemize the production process as part of the Aquarius Cannabis brands platform. Our proprietary growing methods and environmental designs outline a specific process with approved materials for all steps of the cultivation process that provide the backbone for consistent marijuana. We will license our growing methods and environmental designs and hire top-tier experts in marijuana growing and horticultural production to provide producers, who license our Aquarius Cannabis brands, access to on-site consulting to meet the quality and consistency standards we set in their marijuana flowers. Our consultants will advise growers at every step of the way to ensure their success including: site planning, site set-up, and crop scheduling, as well as guidance and troubleshooting during production, harvest, curing, and packaging. We will help producers by lowering growing costs, increasing wholesale revenue, and decreasing the effort put into sales of their products.

We intend to fill the noticeable void in the medical and recreational marijuana industries of producers and brands able to provide consistent products. Because we own the Aquarius Cannabis brands, we are responsible to the end consumer for ensuring that each and every Aquarius Cannabis branded product is produced, packaged, and labeled consistently. Delivering on the brand promises of quality and consistency is how we add value to the end consumer.

Since Aquarius Cannabis Inc.’s inception, our operations have been limited to raising capital resources and developing our flagship production process that allows for commercially viable, pesticide-free production of marijuana. Aquarius Cannabis Inc. is currently in search of medical and recreational growers with the intention of negotiating flagship production partnerships in California and Colorado and searching for growers interested in micro-branding.

We believe we are an early mover in a developing industry. We believe we have the necessary experience and expertise in our industry, a clear plan to capitalize on current market opportunities, and that we are well positioned to become a market leader in this nascent industry.

At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations. See "Management's Discussion and Analysis" on page 31.

Government Regulation

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. The United States Federal Drug Administration has not approved the sale of marijuana for any medical application. Doctors may not prescribe cannabis for medical use under federal law, however they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

As of December 20, 2015, 23 states, as well as Washington D.C and Guam have legalized medical marijuana and four states, as well as the District of Columbia, have legalized recreational marijuana use. The state laws are in conflict with the federal “Controlled Substances Act”, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us.  While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments. We could be deemed to be participating in marijuana cultivation, which remains illegal, and we are potentially exposed to criminal liability and property seizure.

In California, marijuana for medical use was legalized in 1996 under Proposition 215 also known as the “Compassionate Use Act”.  As of today, recreational use laws have not been approved. Legal private medical use with a medical marijuana card is used for the treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which marijuana provides relief. Possession is limited to those carrying medical marijuana cards.  Production of 6 mature or 12 immature plants per patient is allowed.  Distribution is limited to licensed medical marijuana dispensaries.

In Colorado, marijuana was approved for both medical and recreational consumption on a limited basis in Colorado with the passing of Amendment 64 to Colorado’s constitution in 2012. Recreational use is now fully enacted as article 18 section 16 of the Colorado constitution and recreational use and legal sales began in January of 2014. Under medical use terms patients are allowed to possess up to 2 ounces of useable marijuana. Under recreational use terms there is no penalty for possession of up to 1 ounce of useable marijuana. Cultivation of marijuana for medical use is limited to 6 plants for patients or their designated primary caregivers. Under recreational use terms there is no penalty for cultivation of up to 6 plants with no more than 3 plants being mature plants. Distribution is allowed through state licensed dispensaries.

Where You Can Find Us

Our principal executive office and mailing address is 515 South Flower Street 36th Floor, Los Angeles, CA 90071. Our telephone number is 888-317-0460.

Our Website

Our internet address is www.aquariuscannabis.com. Information contained on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and relief from other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

•	Reduced disclosure about the emerging growth company's executive compensation arrangements; and

•	Exemption from non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We elect to use the extended transition period provided below and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see "Risk Factors."

The Offering

Common Stock offered by selling security holders

9,834,353 shares of Common Stock. This number represents 24.26% of the Common Stock that will be outstanding upon conversion of all of the convertible promissory notes and warrants issued by the Company. (1)

Common Stock outstanding before the offering	26,739,002

Common Stock outstanding after the offering	26,739,002

Terms of the offering

The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.0777 per share until our Common Stock is quoted in the OTCQB marketplace of OTC Link, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the offering

The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading market

There is currently no trading market for our Common Stock. We intend to apply soon for quotation in the OTCQB marketplace of OTC Link. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds

We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

———————

(1)

As of February 1, 2016, we have 26,739,002 shares of Common Stock outstanding. Upon conversion of all of the convertible promissory notes at a price of $0.20 per share, and all warrants issued by the Company, we will have 40,539,915 shares of Common Stock outstanding.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the consolidated financial statements and notes included elsewhere in this prospectus.

Our consolidated statement of operations and consolidated balance sheet for the years ended December 31, 2014 and 2013 are derived from our audited financial statements. Our consolidated statement of operations and consolidated balance sheet data for the nine months ended September 30, 2015 and 2014 are derived from our unaudited interim financial statements.

Consolidated Statement of Operations Data:	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
	(Unaudited)
Revenue – related party	$12,105	$—
Gross profit	$8,352	$—
Operating expenses	$1,612,297	$1,276,880
Other (expense)	$(89,419)	$(65,820)
Net loss	$(1,693,364)	$(1,342,700)

Consolidated Balance Sheet Data:	September 30, 2015	December 31, 2014
	(Unaudited)
Cash	$43,889	$100,355
Total assets	$91,780	$141,366
Current liabilities	$556,818	$368,669
Total liabilities	$1,586,524	$1,392,177
Accumulated deficit	$(3,506,797)	$(1,813,433)
Total liabilities and stockholders’ deficit	$91,780	$141,366

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

Risks Related to Our Business:

LIMITED OPERATING HISTORY

Aquarius Colorado was formed on October 20, 2011. Prior to that time, we had no operations upon which an evaluation of us and our prospects could be based. Early stage companies such as us are subject to all of the risks inherent in the establishment of any new business. Our financial viability is dependent upon raising funds and successfully executing our business plan. The likelihood of our success must be considered in the light of the challenges, both expected and unexpected, frequently encountered in connection with starting and expanding a new business. Accordingly, we are planning to align our primarily fixed expense levels with our expectation of future revenues. As a result, we may be unable to adjust spending in a timely manner to compensate for unexpected shortfalls in any forthcoming revenue. Any such shortfalls will have an immediate adverse impact on our operating results and financial condition which could cause investors to lose all or a substantial part of their investment.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred losses since our inception.

Based on our financial history since inception, in their report on our financial statements from inception through December 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

ONCE WE START OUR OPERATIONS, WE WILL NEED SUBSTANTIAL CAPITAL TO FUND OUR OPERATIONS, AND IF WE ARE NOT ABLE TO OBTAIN SUFFICIENT CAPITAL, WE MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS

We intend to finance our operations and capital expenditures primarily through our cash flows from operations and public and private equity and debt offerings. New equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the shares being offered for resale by the selling security holders.

Further, if the condition of the credit and capital markets materially declines, we might not be able to obtain financing on terms we consider acceptable, if at all.  The nature of the cannabis industry may also have a material impact as to whether we are able to obtain financing on terms we consider acceptable, if at all. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of similar products and services undertaken by our competition; and (iii) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we cannot obtain financing, we may be required to limit our expansion and decrease or eliminate operational and capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

In addition, weakness and/or volatility in domestic and global financial markets or economic conditions may increase the interest rates that lenders require us to pay and adversely affect our ability to finance our operations and capital expenditures through equity or debt offerings or other borrowings. A reduction in our cash flows and the corresponding adverse effect on our financial condition and results of operations may also increase the interest rates that lenders require us to pay. In addition, a substantial increase in interest rates would decrease our net cash flows available for operations and reinvestment. Any of these factors could have a material and adverse effect on our business, financial condition and results of operations.

In recent years, the securities markets in the U.S. have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

The Company’s ongoing and future business plans rely on the Company’s ability to successfully establish and maintain effective controls that follow the United States Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) Guidance, “BSA Expectations Regarding Marijuana-Related Businesses,” in vetting and monitoring potential tenants, customers and clients of the Company.  On February 14, 2014, FinCEN issued guidance to clarify Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to marijuana-related businesses. FinCEN issued this guidance in light of certain state initiatives to legalize certain marijuana-related enforcement priorities. The FinCEN guidance clarifies how financial institutions can provide services to marijuana-related businesses consistent with their BSA obligations, and aligns the information provided by financial institutions in BSA reports with federal and state law enforcement priorities. This FinCEN guidance is intended to enhance the availability of financial services for, and the financial transparency of, marijuana-related businesses.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE

Given our early stage of development, we are highly dependent on our executive officers, employees, and contractors. Although we believe that we will be able to identify, engage and motivate qualified personnel, an inability to do so could adversely affect our ability to market, sell, and develop our products and services. Any difficulty to attracting and retaining key people could have an adverse effect on our business.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

UNCERTAINTY OF PROFITABILITY

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products and services that we will attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.
•	Our ability to source strong opportunities with sufficient risk adjusted returns.
•	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.
•	The acceptance of the terms and conditions of our licenses and/or the acceptance of our royalties and fees.
•	The amount and timing of operating and other costs and expenses.
•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.
•	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.
•	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.
•	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.
•	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.
•	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

MANAGEMENT OF GROWTH

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

WE ARE ENTERING A POTENTIALLY HIGHLY COMPETITIVE MARKET

The markets for ancillary businesses in the medical marijuana and recreational marijuana industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

WE WILL RELY ON THIRD PARTY VENDORS THAT MAY BE DIFFICULT TO REPLACE WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Our business strategy is to build relationships with third party entities that will maintain the genetic bank of mother plants and/or tissue cultures and coordinate access and secure transfer of genetics. If these third party vendors are unable to maintain and provide consistent genetic bank of mother plants and/or tissue cultures and coordinate access and secure transfer of genetics, our relationships with our customers could be adversely affected which could have a negative effect on our operating results.

CONFLICTS OF INTEREST MAY ARISE FROM OTHER BUSINESS ACTIVITIES OF TWO OF OUR OFFICERS AND DIRECTORS.

Two of our officers and directors are engaged in business activities outside of Aquarius Cannabis that may cause conflicts of interest to arise. Our Chief Executive Officer, Chief Financial Officer and Director, Michael Davis Lawyer, is the managing member of “The Aquarius Group LLC” (“TAG”), a consulting service provider.  Presently, he devotes all of his professional time to the company, but we cannot guarantee that conflicts will not arise in the future.

Our Director, Donald Grede, is the President of “The Aspen Alliance” (“TAA”), which is a consulting service provider.

WE RELY ON A THIRD PARTY ENTITY TO MAINTAIN THE GENETIC BANK OF MOTHER PLANTS AND/OR TISSUE CULTURES ASSOCIATED WITH OUR BRAND.

We current rely and expect to continue to rely on a third party to maintain the genetic bank of mother plants and/or tissue cultures associated with our brand. This third party may terminate their engagement with us at any time. If this third party does not successfully carry out their contractual duties or meet deadlines, we will not be able to obtain, or may be delayed in successfully commercializing our product. Furthermore, this third party may also have relationships with other entities, some of which may be our competitors. If we need to enter into alternative arrangements, it would delay our product development activities.

WE ARE AN "EMERGING GROWTH COMPANY," AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO "EMERGING GROWTH COMPANIES" COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elect to opt in to the extended transition period for complying with the revised accounting standards. We elect to rely on these exemptions and reduced disclosure requirements applicable to "emerging growth companies."

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES

We elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, if so, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY

The rules and regulations of the Securities and Exchange Commission ("SEC") require a public company to prepare and file periodic reports under the Exchange Act, which will require us to engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an "emerging growth company." The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors' and officers' liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or costlier for us to obtain certain types of insurance, including directors' and officers' liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT OUR FINANCIAL HEALTH

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS COULD BE ADVERSELY AFFECTED

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology and brands to distinguish our products and services from our competitors' products and services. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the U.S., which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

OUR TRADE SECRETS MAY BE DIFFICULT TO PROTECT

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

OUR LACK OF PATENT AND/OR COPYRIGHT PROTECTION AND ANY UNAUTHORIZED USE OF OUR PROPRIETARY INFORMATION AND TECHNOLOGY, MAY ADVERSELY AFFECT OUR BUSINESS

We currently rely on a combination of protections by contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of any patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

WE ARE DEPENDENT ON THE POPULARITY OF CONSUMER ACCEPTANCE OF BRANDS

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of brands.

Risks Related to the Cannabis Industry:

RISK OF GOVERNMENT ACTION

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

MARIJUANA REMAINS ILLEGAL UNDER FEDERAL LAW

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. The illegality of marijuana under federal law preempts state laws that legalize its use. Therefore, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

OUR BUSINESS IS DEPENDENT ON LAWS PERTAINING TO THE MARIJUANA INDUSTRY

Our proposed business is dependent on state laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of December 20, 2015, 23 states, the District of Columbia and Guam allow their residents to use medical marijuana. Voters in the states of Colorado and Washington approved and implemented regulations to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to stringently enforce the federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders, including the potential exposure to criminal liability.

LAWS AND REGULATIONS AFFECTING OUR INDUSTRY ARE CONSTANTLY CHANGING

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

BECAUSE OUR BUSINESS IS DEPENDENT UPON CONTINUED MARKET ACCEPTANCE BY CONSUMERS, ANY NEGATIVE TRENDS WILL ADVERSELY AFFECT OUR BUSINESS OPERATIONS

We are substantially dependent on continued market acceptance and proliferation of consumers of medical marijuana and recreational marijuana. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. And while we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current "marijuana pill" Marinol, sold by the mainstream pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry's products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical could make in halting the impending cannabis industry could have a detrimental impact on our business.

FDA REGULATION OF MARIJUANA AND THE POSSIBLE REGISTRATION OF FACILITIES WHERE MEDICAL MARIJUANA IS GROWN COULD NEGATIVELY AFFECT THE CANNABIS INDUSTRY WHICH WOULD DIRECTLY AFFECT OUR FINANCIAL CONDITION

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration ("FDA") would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and/or registration as prescribed by the FDA, we may be unable to continue to operate our business.

OUR CLIENTS AND WE MAY HAVE DIFFICULTY ACCESSING THE SERVICE OF BANKS

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and "may not" be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that "it is possible to provide financial services"" to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date it is not clear what if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry. Also, the inability of potential clients in our target market to open accounts and otherwise use the service of banks may make it difficult for them to contract with us.

DUE TO OUR INVOLVEMENT IN THE CANNABIS INDUSTRY, WE MAY HAVE A DIFFICULT TIME OBTAINING THE VARIOUS INSURANCES THAT ARE DESIRED TO OPERATE OUR BUSINESS, WHICH MAY EXPOSE US TO ADDITIONAL RISK AND FINANCIAL LIABILITIES

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Risks Related to Our Common Stock:

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK

There is no established public trading market for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF OUR SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.0777 per share for the shares of Common Stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC's "penny stock" rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

OUR SHARES OF COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our shares of Common Stock are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Exchange Act, and we do not intend to register our shares of Common Stock under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC on a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE EXCHANGE ACT, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our Common Stock is not registered under the Exchange Act, and we do not intend to register our Common Stock under the Exchange Act for the foreseeable future (provided that, we will register our Common Stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the SEC), in accordance with Section 12(g) of the Exchange Act). As long as our Common Stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our interpretation of what is believed to be significant factors affecting our business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "will," "shall," "may," "should," "expect," "anticipate," "estimate," "believe," "intend," "plan," or "project" or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about us include financial projections and future estimates and expectations about tour business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. Our actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on our projections, estimates or expectations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution." We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to a portion of our selling security holders pursuant to an exemption under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation in the OTCQB marketplace of OTC Link concurrently with the filing of this prospectus. In order to be quoted in the OTCQB marketplace of OTC Link, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING SECURITY HOLDERS

The 9,834,353 shares of Common Stock held by no more than 35 unaccredited security holders being offered for resale by the selling security holders consists of: (a) 1,850,000 shares of Common Stock issued to a portion of our selling security holders in a private offering; (b) 1,975,000 shares of Common Stock issued to two selling shareholders who purchased shares through securities purchase agreements; (c) 3,850,000 shares of Common Stock issuable to a portion of our selling security holders upon conversion of convertible promissory notes issued by Aquarius Holdings LLC in two private offerings; (d) 258,275 shares of Common Stock issued to a portion of our selling shareholders upon conversion of convertible promissory notes and warrants issued by the Company to consultants for services rendered; (e) 1,058,062 shares of common stock issued to a portion of our selling shareholders as share based compensation for our independent contractors for services rendered; and (f) 843,016 shares of common stock issued to a portion of our selling shareholders as consideration for their ownership in AH LLC entity.

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling security holders as of February 1, 2016 (assuming the conversion of all of the convertible promissory notes issued by Aquarius Colorado) and the number of shares of Common Stock being offered by the selling security holders. The shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holders.

Name	Shares Beneficially Owned Prior to Offering		Shares to be Offered		Amount Beneficially Owned After Offering	Warrants/ Convertible Shares to be Offered	Percent Beneficially Owned After Offering(1)
Denise M. Bevers	35,000		35,000		0	125,000	0%
David Branfman	10,000		10,000		0	50,000	0%
Michael Briola	15,000		15,000		0	0	0%
Chet Brown	129,360		129,360		0	100,000	0%
Robert M. Brown	10,000	(3)	10,000	(3)	0	0	0%
M Brown Holdings, LLC	0		0		0	50,000	0%
Pavel Chekryzhov	200,000		200,000		0	0	0%
Comfort Zone LLC	225,000		225,000		0	0	0%
Creative HR Solutions	0		0		0	13,275	0%
Coley Delaney	10,000		10,000		0	75,000	0%
John T. Donaldson	151,200		151,200		0	150,000	0%
Finch Investments Memphis, LLC (2a)	45,900		45,900		0	250,000	0%
Christopher Gonzalez	537,000		207,000		330,000	0	.81%
Alyce W. Grady (2b)	10,000		10,000		0	0	0%
Richard E. Grady (2b)	10,000		10,000		0	100,000	0%
Nathan W. Grede	10,000		10,000		0	100,000	0%
Robert Grede	10,000		10,000		0	150,000	0%
Terri Rae Grede for Helen E. Grede	10,000		10,000		0	0	0%
Terri Rae Grede	12,000	(4)	12,000	(4)	0	0	0%
Elizabeth Grede Bowling	10,000		10,000		0	0	0%
Karen K. Grishaber	10,000		10,000		0	100,000	0%
Dale Hackbart	10,000		10,000		0	50,000	0%
Michael and Janet Hagel	90,000		90,000		0	0	0%
Lowell Hinte	217,500		182,500		35,000	0	.09%

Name	Shares Beneficially Owned Prior to Offering		Shares to be Offered		Amount Beneficially Owned After Offering	Warrants/ Convertible Shares to be Offered	Percent Beneficially Owned After Offering(1)
Tara Hooey	1,000		1,000		0	0	0%
Michael Huff	19,200		19,200		0	0	0%
Inventures Management, LLC	0		0		0	125,000	0%
William P. Jancosko	10,000		10,000		0	50,000	0%
Ari Jatwes	12,000		12,000		0	0	0%
Rebecca H. Johnston	10,000		10,000		0	0	0%
KCSA Strategic Solutions	0		0		0	75,000	0%
Benjamin Juster	120,000		60,000		60,000	0	.15%
Hollister Keene	236,100		66,100		170,000	0	.42%
Alan H. Knight	10,000		10,000		0	0	0%
Robert J. Knothe	10,000		10,000		0	50,000	0%
Theodore S. Kuczun	88,440	(5)	88,440	(5)	0	400,000	0%
Leslie Adrien Lawyer	20,000		20,000		0	0	0%
Leigh G. Lawyer and M. Scott Lawyer	100,000		100,000		0	0	0%
M. Haden Lawyer	20,000		20,000		0	0	0%
Stephen Garry Lawyer	50,000		50,000		0	0	0%
Stephen Carter Lawyer	59,000		59,000		0	0	0%
Austin Lee	10,000	(6)	10,000	(6)	0	0	0%
Lon J. L'Heureux Jr.	10,000		10,000		0	125,000	0%
Patrick Lewis	8,000		8,000		0	0	0%
Marv Investment Management, LLC (2c)	58,900		58,900		0	250,000	0%
Patrick & Marina McCarthy	10,000		10,000		0	250,000	0%
Margaret McCarthy	2,000		2,000		0	0	0%
My SMN	0		0		0	140,000	0%
David J. Namdar	58,900		58,900		0	250,000	0%
Scott J. Paquette	10,000		10,000		0	50,000	0%
Tim Peterson	12,000		12,000		0	50,000	0%
Mark Rabbitt	0		0		0	30,000	0%
Nathan Ramia	30,000		30,000		0	0	0%
Real Estate 503, LLC	3,200		3,200		0	0	0%
Jane W. Reed	10,000		10,000		0	250,000	0%
Roxicorp Strategic Marketing Inc. (2d)	195,000		120,000		75,000	150,000	.18%
Schuck Family Trust	80,000		80,000		0	375,000	0%
Edward B. Schuck Jr.	113,850	(7)	113,850	(7)	0	0	0%
Jenna Renee Schuck	779,000		340,000		439,000	0	1.08%
Kyle Schuck	22,500		22,500		0	0	0%
Steven Sneed	25,000		25,000		0	0	0%
Katherine Sinclair	1,000		1,000		0	0	0%
John Spurlock	19,200		19,200		0	0	0%
Christopher Taylor	25,000		25,000		0	0	0%
Robert Tolk	80,000		80,000		0	0	0%
Trillium Group LLC	3,000,000		1,750,000		1,250,000	0	3.08%
Heather Marie Wells	1,000		1,000		0	0	0%
Christopher Westrom	131,625		131,625		0	0	0%
Jeffrey Westrom	10,000		10,000		0	50,000	0%
Michael Brandon Whitley	101,187		101,187		0	0	0%
Jodie Woodward	7,000		7,000		0	0	0%

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Warrants/ Convertible Shares to be Offered	Percent Beneficially Owned After Offering(1)
Christopher Wren	82,350	82,350	0	0	0%
Yonathan Yehezkel	100,000	100,000	0	0	0%
Jeffrey R. Zahn	10,000	10,000	0	125,000	0%
Daniel Hagel	1,361,664	272,333	1,089,331	0	2.69%
Michael Patrick Leigh	1,361,664	272,333	1,089,331	0	2.69%
TOTAL	10,263,740	5,726,078	4,537,662	4,108,275	11.19%

———————

(1)

As of February 1, 2016, we have 26,739,002 shares of Common Stock outstanding. Upon conversion of all of the convertible promissory notes and warrants issued by Aquarius and Aquarius Colorado, we will have up to 40,539,915 shares of Common Stock outstanding. The percentages are based on the 40,539,915 number.

(2a)	Ross Finch has sole voting and investment control with respect to the shares offered by Finch Investments Memphis.
(2b)	Alyce W. Grady and Richard E. Grady are married to each other. Richard E. Grady is the brother of our Director, Donald Grede.
(2c)	Viru Raparthi has sole voting and investment control with respect to the shares offered by Marv Investment Management.
(2d)	Jose de Castro has sole voting and investment control with respect to the shares offered by Roxicorp Strategic Marketing.
(3)	Excludes 50,000 shares beneficially owned by Mr. Brown held in the name of M Brown Holdings, LLC.
(4)

Excludes 260,870 shares beneficially owned by Ms. Grede held in the name of Theodore S. Kuczun and 10,000 shares held in the name of Terri Rae Grede for Helen E. Grede. Ms. Grede is the wife of our Director, Donald Grede. Helen E. Grede is the minor daughter of Mr. and Ms. Grede.

(5)	Includes 260,870 shares beneficially owned by Terri Rae Grede, wife of our Director, Donald Grede.
(6)	Excludes 125,000 beneficially owned by Mr. Lee held in the name of Inventures Management, LLC.
(7)	Excludes 335,870 shares beneficially owned by Mr. Schuck in the name of Schuck Family Trust.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.0777 per share until our shares are quoted in the OTCQB marketplace of OTC Link and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Prior to being quoted in the OTCQB marketplace of OTC Link, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation in the OTCQB marketplace of OTC Link concurrently with the filing of this prospectus. In order to be quoted in the OTCQB marketplace of OTC Link, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.0777 until a market develops for the stock.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling security holders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our Common Stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling security holders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $58,318.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 220,000,000 shares of capital stock, of which 200,000,000 shares are Common Stock, par value of $0.0001 per share, and 20,000,000 shares are preferred stock, par value of $0.0001 per share.

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.0001 par value per share. Currently we have 26,739,002 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of the Board.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.0001 par value per share.

Currently we have 2,000,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock shall have one hundred (100) votes per share. Our Series A Preferred Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Series A Preferred Stock holders are not entitled to cumulative voting for election of the Board.

On September 7, 2015, the Board approved the issuance of an additional 200,000 shares of Preferred Stock with identical rights to the existing Series A Preferred Stock. The additional 200,000 shares were designated “Series B Preferred Stock”. All 200,000 shares of Series B Preferred Stock were issued to one investor per the terms of a line of credit agreement which we entered into on July 6, 2015.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

There are 8,485,913 outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Corporate Stock Transfer, Inc. The transfer agent's address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209. Their telephone number is 303-282-4800.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

Our financial statements for the fiscal years ended December 31, 2013 and December 31, 2014, included in this prospectus and the Registration Statement have been audited by Cutler & Co., LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Market Overview:

Medical marijuana in the U.S. is a $2 billion industry that's seen over 16% average annual growth over the last five years (2009-2014). According to The ArcView Group*, an investment group in the marijuana industry, marijuana is expected to become a $10 billion industry over the next five years. Our fast-growing industry is commonly referred to as "the green rush," with many investors and professionals looking to the industry to see how they can get involved.

Medical marijuana is legal in 23 states, as well as Washington D.C. and Guam. Adult personal use (21+) is legal in four states: Colorado, Washington, Oregon, and Alaska, as well as the District of Columbia and Guam. Marijuana regulation and legalization has become a mainstream topic of political debate in the U.S., and was a relevant platform for many political candidates in the November 2014 local- and state- elections. Legalization will continue to be a mainstream political topic at the Federal level, as states continue to approve medical and recreational marijuana policies.

Legal Marijuana Sales in the United States:

2013:	$1.5 billion
2014 (predicted):	$2.3 billion
2018 (predicted):	$10.2 billion*

*The ArcView Group, a professional research industry source for investors, research and progress.

Our Director, Donald Grede, is a member of the “ArcView Investor Network”. The Company has not commissioned or otherwise contracted with the ArcView group to provide the market data reflected above.

An Illustrative Story

Imagine for a minute that you walk into your regular alcohol store to pick up a bottle of your favorite tequila brand.

Yesterday the store was laid out as a large open space with dozens of racks and shelves, but today the store has been transformed. Eighty percent (80%) of the open space is now behind a counter that you are not allowed to go behind. The checkout clerks from before are in deep conversation with other customers, so you take a seat in the new waiting area they have provided.

After about 10 minutes one of the clerks finishes with his customer and calls you up to the counter. He explains that the store-owner has decided to try a new model for the business, and that the products available today are listed on "the board" behind the counter.

Curious, you look for your favorite tequila brand. It is not on the list, but there are three different tequilas listed on the board. None are familiar brands you know.

You ask the clerk about your favorite brand and he explains that the store shifted its layout because the owner decided branded products were too costly, and that he knows enough local producers with good products at great prices.

You stop to think, then ask him to just show you the best tequila they have on hand.

The clerk then reaches down into the counter and pulls out two clear mason jars. One has a hand written label saying "Bob's Dragon Water" and the other has a computer printed label that reads "Sarah's Fire Water." You see these are the most expensive of the options on the list, and hope this means that they are the best quality.

He tells you what other customers say about the quality of these two products. He screws off the lid of one of the big glass jars and offers you to smell the tequila. Confused but intrigued, you accept the invitation. It smells like you would expect tequila to smell.

You look at the clerk and give him a nod. He seals up the big jar and hands it to you. Again confused, you take it and begin to inspect it visually.

Unlike your normal bottle, there is no extensive labeling with health warnings and marketing information about the brand. The jar is completely clear, except for the hand written label that reads "Bob's Dragon Water."

You ask the clerk what you should be looking to see. He explains how some of his customers find it important to inspect the jar before buying, to make sure they don't see any impurities in the liquid inside. The clerk explains that Bob is a good distiller that they like to work with, but since he's a one-man shop you have to take quality control upon yourself.

At this point, you set down the jar, thank the clerk for his time, and walk out the door.

Market Need:

Though it sounds a little ridiculous, the story above is a very accurate depiction of the current state of legal marijuana in the U.S. Consumers' choices of marijuana products are limited to what products retailers can access at wholesale, which is ultimately limited by what products are available from growers. The issue is that the products growers and distributors have access to can vary considerably in consistency, so what you had last time could be very different from what you buy this time.

To date, marijuana consumers do not have a reliable way to know if a product they purchased will give them the same experience a previous iteration of that product did.

There is a general misconception that products with the same strain names are consistent across dispensaries, retailers and markets, however, this isn't the case.

Many consumers assume that a particular strain will smell, taste, look and carry the same medicinal and psychoactive effects as another product of the same strain name. Yet, the reality is that no two products will have the same smell, taste, and looks or create the same experience, unless they are produced from the same genetics, in the same environment via the same process. Aquarius Cannabis will build relationships with third party entities that will maintain the genetic bank of mother plants and/or tissue cultures and coordinate access and secure transfer of genetics.

Product inconsistency means marijuana farmers aren't sure that the plant they are farming will yield the same volume of product or chemical consistency. The distributor may have problems pricing around the uncertainty inherent in the current market and is often uncertain of when supply will become available. Caregivers, dispensaries, and retailers do not know which of their suppliers will show up with products, nor how much they will cost, nor the quality of those products.

Ultimately, consumers pay for the inefficiencies across the supply chain, either through increased prices or inability to access product at all. There is little to no consumer trust in marijuana, which impacts the bottom lines of growers, distributors, and sellers alike. Branding marijuana means creating consistency in genetics, environment and process to create a reliable supply chain and dependable consumer product. Branding is the key solution to safe, consistent consumer experience and predictable, profitable business in the marijuana industry.

Our Business and Plan of Operations:

We are a U.S.-based branding, packaging and consulting company in the medical and recreational marijuana industries. We are focused on building long-term consumer loyalty to exceptional, consistent, and pesticide-free marijuana products that are marketed and sold under our Aquarius Cannabis brands. We do not produce, buy, sell, or transport marijuana.

Because we own the Aquarius Cannabis brands, we are responsible to the end consumer for ensuring that each and every Aquarius Cannabis branded product is produced, packaged, and labeled consistently.

Delivering on the brand promises of quality and consistency is how we add value to the end consumer. Aquarius Cannabis will ensure quality and consistency by providing an equipment list, material list, schedules and environmental requirements for all steps of the cultivation process. Producers will gain access to on-site consulting from top-tier experts that we plan to employ, in marijuana growing and horticultural production to ensure all growers that license our Aquarius Cannabis brands are able to meet the quality and consistency standards we set in their marijuana flowers. Our consultants will advise growers at every step of the way to ensure their success including: site planning, site set-up, and crop scheduling, as well as guidance and troubleshooting during production, harvest, curing, testing, and packaging.

The way that we will deliver on our promises to the end consumer is by working directly with growers, intermediaries, and retailers to ensure consistency throughout the entire supply chain. To accomplish this, we contracted a top-tier grower and horticulture specialist to develop the growing methods and environmental designs to systemize the production process as part of the Aquarius Cannabis brands platform. Our proprietary growing methods and environmental designs outline a specific process with approved materials for all steps of the cultivation process that provide the backbone for consistent marijuana. We will help producers by lowering growing costs, increasing wholesale revenue, and decreasing the effort put into sales of their products.

We will take responsibility for marketing on behalf of growers at both the wholesale and retail level. We will coordinate all necessary legal contracts between these outlets and our growers. We will monitor inventory so consumers know where they can find our products in real time. We plan to communicate inventory needs to growers so they are able to meet those needs before stores run out of supply. Lastly, we will be responsible for driving retail demand from marijuana consumers through our B2C marketing.

Growers are the primary financial beneficiary of all of these efforts because of lower growing costs, increased wholesale revenue, and decreased effort put into sales of their products. We will earn licensing fees, royalties, consulting fees and packaging revenue from the production and distribution of Aquarius Cannabis branded products in exchange for the use of our brands, processes, other intellectual property and consulting services.

On April 30, 2015, we entered into a binding agreement with a Texas based investment group, Sedo Cresco, LLC, to develop a lawful medical marijuana growing operation in California. Under the agreement, Aquarius will receive 35% of net revenues from the operation. Sedo Cresco has paid Aquarius Cannabis Inc. a non-refundable $5,000 deposit against future revenues due to Aquarius under the agreement. The project is still in the development phase. Aquarius is currently unable to reasonably forecast the amount of monthly revenue that will be generated for Aquarius nor when new revenue will be generated for Aquarius under the agreement. The agreement has no duration or termination provisions.

On May 20, 2015, Aquarius Cannabis Inc. has launched its first marijuana brand, Golden GatewayTM, in California.  Golden Gateway products are lab tested for quality, consistency, and safety - all products must pass microbial and pesticide tests - to ensure they meet the Aquarius Cannabis standard.

Golden Gateway products are processed and distributed by medical marijuana collectives within the State of California and in strict compliance with the Compassionate Use Act and the Medical Marijuana Program Act, California Health & Safety Code Sections 11362.5, et seq.

Business Model:

We plan to generate revenue through licensing, royalties, packaging and consulting fees paid by marijuana producers licensed under the Aquarius Cannabis brands.

We will generate packaging fees by providing visually appealing and strongly branded materials that medical marijuana and recreational marijuana producers and distributors will use to package medical marijuana and recreational products in our brand portfolio. The medical marijuana and recreational marijuana products will be packaged both at wholesale scale and for the end-consumer.

We plan to generate revenues through our consulting services to medical and recreational cannabis producers. We will provide varying degrees of assistance to different growers, but services will include helping producers increase the quality and efficiency of their growing process, as well as helping them effectively market and build their brands. These services are vital to ensure that all producers partnering with us maintain the consistent high quality we believe that consumers will come to expect from our Aquarius Cannabis brands.

The common denominator in our sales contracts from state to state is that we will always sell intellectual property licensing and business consulting services. However, the actual form of our fee schedules with a legal marijuana grower depends entirely on the specific laws and regulations governing production in that state. We believe that our model can be adapted to any current state model, based on over 100 of hours of legal advice from multiple business and criminal lawyers across multiple states.

Marketing Plan:

We anticipate that marketing will be a significant part of our overall business strategy, since marketing is needed to build awareness of our products and services. Marketing Aquarius Cannabis includes enrolling growers into brand-licensing agreements, and building and strengthening consumer loyalty to our family of marijuana product brands.

Our sales and business development teams will lead campaigns to enroll growers and dispensaries in legal marijuana markets. Currently we are focused on California and Colorado.

Our consumer marketing campaigns will be spearheaded by a former Altria Group executive and Marlboro brand manager. We plan to contract a marketing and advertising services firm to assist with these efforts. Marketing efforts for Aquarius Cannabis branded marijuana products will include: high quality consumer packaging, in-store displays and advertising, promotions, and digital and experiential marketing.

Competition:

Although it is federally illegal to invest in the production, transportation, and sale of medical or recreational marijuana, there are a number of "ancillary businesses" emerging in these industries. "Ancillary businesses" is a catch-all term for any business that is indirectly involved in the production, transportation, and sale of medical or recreational marijuana. The term covers a wide range of businesses including: doctors, lawyers, consultants, glass blowers, real estate agents, nutrient producers, insurance agents, and lighting manufactures. We plan to generate revenue through licensing, royalties, packaging and consulting fees paid by marijuana producers licensed under the Aquarius Cannabis brands. The common denominator in our sales contracts from state to state is that we will always sell intellectual property licensing and business consulting services.

Many of the competitors in the list that follows are only tangentially competitive to our business and are participating in a different segment of the newly emerging medical marijuana and recreational marijuana industries. We plan to generate revenue through licensing, royalties, packaging and consulting fees paid by marijuana producers licensed under the Aquarius Cannabis brands. We believe there is a void, and thus an opportunity, in medical marijuana and recreational marijuana branding, specifically regarding flowers.

We are unaware of any competitors that are attempting to develop a portfolio of multiple medical marijuana and recreational marijuana brands distributed in multiple states in the same manner as us.

Our core business is collecting packaging, licensing and consulting fees from producers who produce products that are marketed and sold under our brands. Currently we are aware of two active brand-licensing companies, Privateer Holdings and Willie’s Reserve, with a similar model in the marijuana flower product category.

Some of the tangentially competitive companies are as listed, along with their business:

•	Branded Concentrates Based on Experience
➢ Ebbu
•	Branded Non-Flower Products
➢ Dixie Elixir
➢ EdiPure
•	Leasing Grow Facilities
➢ Advanced Cannabis Solutions, Inc. (CANN)
•	Equipment Supply
➢ Growlife, Inc. (PHOT)

•	Neutraceuticals containing Hemp and/or Cannabidiol
➢ Cannavest, Inc.
➢ Nuvilex, Inc.
➢ Medical Marijuana, Inc.
➢ Cannabis Science Inc (CBIS)
➢ GW Pharmaceuticals Plc (GWPH)
•	Turn-Key Grow Systems
➢ United Cannabis (CNAB)
➢ Growblox Sciences, Inc. (GBLX)
•	Branded Production Consulting
➢ Verde Sciences Inc. (VRCI)
➢ American Green Inc (ERBB)
➢ Chuma Holdings (CHUM)
➢ Medican Enterprise Inc (MDCN)

Additionally, one proven way of increasing consistency in many industries that could reasonably be considered as “competitive” to our branding programs is when State or Federal authorities create minimum good manufacturing practice (GMP) regulations. We believe that government enforced GMP regulations are likely to lead to greater safety and consistency in product quality across the marijuana industry.

Intellectual Property:

Our growing methods and environmental designs are proprietary because we have developed a system of marijuana production that implements a specific combination of genetics, materials, process, and environment. We will protect our proprietary property by requiring the producer to sign a licensing and non-disclosure agreements.

Legal limitations include the fact that intellectual property, specifically federal trademarks, for cannabis are not granted at this time, as cannabis is a Schedule 1 drug. Federal courts are unlikely to hear IP litigation cases, which poses limitations on our ability to protect our IP.

We have applied for and have been granted 6 provisional, “Intend To Use” trademarks for the brand name Aquarius by the USPTO. We have applied for 3 “Intend To Use” trademarks for Golden Gateway with the USPTO.

Employees:

As of the date of this Registration Statement we have four full time employees, including our two executive officers, Michael Davis Lawyer, President, Chief Executive Officer and Chief Financial Officer and Jenna Schuck, Executive Vice President and Chief Operating Officer. We have one part-time employee, and six part-time contractors providing us operational and support services.

Consultants:

On December 1, 2015 the Company entered an agreement with an independent contractor (“Contractor”) for Financial Consulting services.  The term of the agreement is one year and shall thereafter continue for additional one (1) year periods unless the Company gives Contractor not less than three (3) months’ prior written notice of non-renewal. The Company agrees to pay to Contractor for his services hereunder (whether solely as an independent contractor or as an independent contractor and Chairman of the Board and/or Acting CFO) Seven Thousand Five Hundred Dollars ($7,500) per month, in advance, under this Agreement.  Beginning on the first day of the first calendar quarter following the Company’s receipt of at least $500,000 in gross proceeds from the sale of its equity securities to one or more third parties the Company agrees to make such payments in the amount of $22,500 per quarter, paid in advance. Company agrees to issue to Contractor twenty six thousand (26,000) common shares of the Company (the “Shares”) per month, issued in book entry form at the end of each month, which Shares shall have certificates issued quarterly and which Shares may be subject to certain restrictions, some of which are contained herein, and some of which shall be set forth in the documents annexed thereto at the time of the issuance.  The Contractor may elect to receive, at his sole election, in lieu of the Shares, Non-Qualified Stock Options to acquire Shares of the Company with an exercise price equal to the FMV of Shares on the date of issuance and a term of 7 years from the date of issuances. The Company agrees to issue Contractor, an aggregate of 3,500,000 warrants with a standard “cashless” exercise feature, to vest based upon the schedule below, with the caveat that no additional warrants shall vest to Consultant after a termination (a) by the Company for Cause, as defined herein, or (b) by the Consultant without Cause:

i.

2,000,000 warrants shall vest upon the Effective Date;

ii.

An additional 375,000 warrants shall vest after 3 months of service beginning on the Effective Date;

iii.

An additional 375,000 warrants shall vest after 6 months of service beginning on the Effective Date;

iv.

An additional 375,000 warrants shall vest after 9 months of service beginning on the Effective Date; and

v.

An additional 375,000 warrants shall vest after 12 months of service beginning on the Effective Date.

The Warrants will have an exercise price of $0.077 and will expire seven (7) years from the date of issuance.  Should Contractor terminate this Agreement without Cause or be terminated by the Company with Cause prior to end of the Term of this Agreement, (a) Contractor shall forfeit the Warrants for any period noted above which has not yet commenced; and (b) for any period which has commenced, then Contractor shall retain the Warrants for the days that have elapsed within the period prior to the effective date of the termination, and shall forfeit the Warrants not yet vested on the termination date, on a pro rata basis of 4,167 warrants vesting for each day of the period noted above which have elapsed prior to termination.  Contractor further agrees that he can only exercise Warrants that have vested based upon the above.

Properties:

We presently lease our principal executive office located at 515 South Flower Street, 36th Floor, Los Angeles, CA 90071. We signed a one year term lease on October 12, 2015, effective November 1, 2015, with a monthly payment of $1,649.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock in the OTCQB marketplace of OTC Link upon the effectiveness of the Registration Statement of which this prospectus forms a part. However, we can provide no assurance that our shares of Common Stock will be quoted in the OTCQB marketplace of OTC Link or, if quoted, that a public market will materialize.

Holders of Capital Stock:

As of the date of this Registration Statement, we have 84 holders of our Common Stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our Common Stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and the financial statements of Aquarius Cannabis, Inc. and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview:

We were incorporated on July 3, 2014, under the laws of the state of Nevada. We acquired Aquarius Colorado on December 1, 2014, via a Share Exchange with Aquarius Colorado's members. In exchange for the membership interests of the members of Aquarius Colorado, we gave them 18,000,000 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock and Aquarius Colorado became our wholly owned subsidiary. Aquarius Colorado was formed on October 20, 2011.

Our principal mission is to fill the current gap in the consistency of quality, price and availability of consumer products in the medical marijuana and recreational marijuana industries.

To accomplish this, we will certify production and distribution processes in California, Colorado and other states. We will grant certifications to medical cannabis producers, and as applicable, recreational cannabis producers, when they meet specific and difficult standards (including using zero pesticides in the growing process). By partnering with us, producers will gain access to a variety of services, such as consulting, marketing, and brand-licensed legal distribution outlets under what we believe will be a recognized brand name. We will help producers simplify their sales process by taking responsibility for marketing on behalf of growers at both the wholesale and retail level. We will coordinate all necessary legal contracts between these outlets and our growers. We will monitor inventory so consumers know where they can find our branded products in real time. We plan to communicate inventory needs to growers so they are able to meet those needs before stores run out of supply. Lastly, we will be responsible for driving retail demand from marijuana consumers through our B2C marketing.

Plan of Operation

Since our inception, our operations have been limited to raising capital resources, developing our flagship production process that allows for commercially viable, pesticide-free production of marijuana, and launching our first brand called “Golden Gateway”. We are currently in search of medical and recreational growers with the intention of negotiating flagship production partnerships in California and Colorado, as well as searching for growers interested in participating in Golden Gateway micro-branding.

Liquidity and Capital Resources

At the date hereof, we have minimal cash at hand. We estimate that we will require approximately $2,000,000 in direct investment into the company to fund operations in a manner where we can reasonably expect to reach self-sustaining revenue in 2016. We are currently in discussions and negotiations with a number of potential investors, and expect to raise a portion of the $2,000,000 in the first quarter of 2016.

Effective July 6, 2015, we entered into a new unsecured credit facility with an existing investor (“Lender”), who owns approximately 12% of the Company’s outstanding common shares and is considered a related party, which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. We made our first $100,000 draw on August 29, 2015, and made three subsequent $100,000 draws in October, November and December 2015.

Additional funding may not be available on favorable terms, if at all. We intend to continue to fund our business by way of equity or debt financing and advances from related parties. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of Aquarius held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. We cannot assure you that we will be able to raise working capital as needed in the future on terms acceptable to us, if at all.

If we are unable to raise capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

Off Balance Sheet Transactions:

We do not have any off-balance sheet transactions.

Critical Accounting Policies and Estimates:

Basis of Presentation

Our financial statements are stated in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, note receivable, prepaid expenses and deposits, accounts payable, amounts due to related parties, notes payable and notes payable-related party approximates fair value because of the short-term nature of these financial instruments. The carrying amount of convertible notes payable at September 30, 2015 and December 31, 2014, approximates its fair value based on our incremental borrowing rates.

Assets and Liabilities Measured at Fair Value

We record our financial assets and liabilities at fair value based upon a fair value hierarchy established by U.S. GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1 -	Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 -

Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable and can be corroborated by observable market data.

Level 3 -

Inputs reflect management's best estimates and assumptions of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fixed Assets

Fixed assets represent equipment stated at cost and are depreciated using the straight-line method over the estimated useful life of the assets, ranging from three to ten years.

Impairment of Long-Lived Assets

When applicable, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 605, "Revenue Recognition" which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. We defer any revenue for which the product or service has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product or service has been delivered or no refund will be required. As of October 28, 2015, all amounts owed from related parties have been collected.

Share-based Compensation

We periodically issue common shares to non-employees in non-capital raising transactions for services. We account for common shares issued to non-employees in accordance with ASC 505, "Equity", whereas the value of the equity-based compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete. Common shares issued to non-employees are valued at their respective measurement dates based on the fair value of whichever is more reliably determinable: (a) the services received; or (b) the common shares issued.

Income Taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

We follow the provisions of ASC 740, "Income Taxes". As a result of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Net Income (Loss) Per Share

We compute net income (loss) per share in accordance with ASC 260, "Earnings per Share". Under the provisions of ASC 260, basic net income (loss) per share includes no dilution and is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share takes into consideration shares of common stock outstanding (computed under basic net income (loss) per share) and potentially dilutive securities that are not anti-dilutive.

Related Party Transactions

A related party is generally defined as (i) any person that holds 5% or more of our common shares including such person's immediate families, (ii) our management, (iii) our directors, (iv) someone that directly or indirectly controls, is controlled by or is under common control with Aquarius, or (v) anyone who can significantly influence the financial and operating decisions of Aquarius. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Results of Operations:

Results of Operations for the year ended December 31, 2014 compared to the year ended December 31, 2013:

During the year ended December 31, 2014 and 2013, we did not generate any revenue or gross profits as we had only begun operations and were primarily raising capital and conducting research and development activities and preliminary marketing activities to develop and license proprietary production processes and new marijuana brands.

Our net loss for the year ended December 31, 2014 and 2013 was $1,342,700 and $408,913, respectively. The increase in net loss was due to an increase in start-up activities in 2014 as compared to 2013.

Our operating loss for the year ended December 31, 2014 and 2013 was $1,276,880 and $204,714, respectively. The increase in operating loss was due to an increase in start-up activities in 2014 as compared to 2013.

During 2014, we incurred $172,312 of sales and marketing expense, primarily from brand and marketing development services, as compared to $13,892 in sales and marketing costs in 2013. During 2014, we incurred $37,126 of research and development expenses as compared to $77,073 of research and development expense in the development of our brands and proprietary processes. During 2014 we incurred $1,067,442 of general and administrative (“G&A”) expense which primarily consisted of professional fees related to fundraising and preparation for the registration of shares for public trade, ongoing fundraising activities, and services provided by outside contractors in assisting the company with ongoing brand development, marketing activities, and development of grower relationships. Included in general and administrative expenses was $40,561 of share based compensation expense which we use to compensate outside contractors and related parties in an effort to preserve cash. During 2013, we incurred $113,749 of G&A expense, which primarily consisted of services provided by outside contractors in assisting the company with brand and strategy development and professional fees related to legal, tax and accounting.

Our other expense for the years ended December 31, 2014 and 2013 was $65,820 and $204,199, respectively. The decrease in other expense was primarily due to a decrease in amortization of debt discount applicable to related party debt. During 2013, we borrowed $200,000 from a related party to fund our operations. During 2013 we issued 5,446,656 common shares and 605,184 preferred shares to the lender and as a result, we recognized debt discount - related party amortization expense of $200,000. Other expense for 2014 primarily related to interest expense on convertible notes issued to 30 different investors during 2014.

Liquidity and Capital Resources for the year ended December 31, 2014 compared to the year ended December 31, 2013:

Our cash balance at December 31, 2014, decreased to $100,355 as compared to $138,542 at December 31, 2013, primarily as a result of cash consumed in operations of $946,180 and investment in fixed assets of $17,407, offset by $770,000 in funds raised through the issuance of convertible notes and $155,400 of cash acquired from our private placement offering.

Results of Operations for the three months ended September 30, 2015 compared to the three months ended September 30, 2014:

During the three months ended September 30, 2015 we began to generate revenue of $12,105 from a related party controlled by a shareholder and brother to Mr. Lawyer from the sales of our proprietary brand packaging. For the three months ended September 30, 2014, we did not generate any revenue or gross profits as we were primarily raising capital and conducting research and development activities and preliminary marking activities to develop and license proprietary production processes and new cannabis brands. As of September 30, 2015, the Company has recorded deferred revenue of $5,000. Recognition of the revenue is contingent on the grow operation on which we consulted getting to harvest and ultimately to market which is anticipated to be completed by June 30, 2016.

During the three months ended September 30, 2015, we incurred $71,278 of sales and marketing expense as compared to $87,445 in the same period in, 2014. The decrease was mainly due to engaging the services of additional third party marketing consultants in the second half of 2014.

During the three months ended September 30, 2015, we incurred $20,390 of research and development ("R&D") expense, as compared to $7,039 of R&D costs in the same period in 2014. The increase was due to hiring an outside contractor to assist in the development of our brands and proprietary processes.

During the three months ended September 30, 2015, we incurred $780,803 of general and administrative expense, as compared to $396,531 in the same period in 2014. Included in general and administrative expenses was $481,307 and $0 respectively, of share based compensation expense which we use to compensate outside contractors and related parties in an effort to preserve cash. The significant increase was due to the increased number of outside contractors. Non stock based compensation decreased as compared to the same period one year ago, the Company has decreased the use of cash based compensation for contractors in favor of stock or warrant based compensation when appropriate to preserve cash.

Our operating loss for the three months ended September 30, 2015 and 2014 was $846,119 and $491,015, respectively. The increase in operating loss was due to an increase in start-up activities in 2015 as compared to 2014.

Our other expense for the three months ended September 30, 2015 and 2014 was $34,962 and $21,642, respectively. The increase was attributable to interest expense from our convertible promissory notes issued during May through September 30, 2015.

Our net loss for the three months ended September 30, 2015 and 2014 was $899,081 and $512,657, respectively. The increase in net loss was due to an increase in start-up activities in 2015 as compared to 2014.

Results of Operations for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014:

During the nine months ended September 30, 2015 we began to generate revenue of $12,105 from a related party from the sales of our proprietary brand packaging. During the nine months ended September 30, 2014 we did not generate any revenue or gross profits as we were primarily raising capital and conducting research and development activities and preliminary marking activities to develop and license proprietary production processes and new cannabis brands. As of September 30, 2015, the Company has recognized deferred revenue of $5,000. Recognition of the revenue is contingent on the grow operation on which we consulted getting to harvest and ultimately to market which is anticipated to be completed by June 30, 2016.

During the nine months ended September 30, 2015, we incurred $198,279 of sales and marketing expense as compared to $115,637 in the same period in, 2014. The increase was mainly due to engaging the services of additional third party marketing consultants during the nine months ended September 30, 2015.

During the nine months ended September 30, 2015, we incurred $56,044 of research and development ("R&D") expense, as compared to $21,622 of R&D costs in the same period in 2014. The increase was due to hiring an outside contractor to assist in the development of our brands and proprietary processes.

During the nine months ended September 30, 2015, we incurred $1,357,974 of general and administrative expense, as compared to $788,572 in the same period in 2014. Included in general and administrative expenses was $618,792 and $16,575, respectively of share based compensation expense which we use to compensate outside contractors and related parties in an effort to preserve cash. The significant increase was due to the increased number of outside contractors. Non-stock based compensation decreased as compared to the same period one year ago, as the company has decreased the use of cash based compensation for contractors in favor of stock or warrant-based compensation when appropriate to preserve cash.

Our operating loss for the nine months ended September 30, 2015 and 2014 was $1,603,945 and $925,831, respectively. The increase in operating loss was due to an increase in start-up activities in 2015 as compared to 2014.

Our other expense for the nine months ended September 30, 2015 and 2014 was $89,419 and $33,216, respectively. The increase was attributable to interest expense from our convertible promissory notes issued during May through September 30, 2015.

Our net loss for the nine months ended September 30, 2015 and 2014 was $1,693,364 and $959,047, respectively. The increase in net loss was due to an increase in start-up activities in 2015 as compared to 2014.

Liquidity and Capital Resources for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014:

Our cash balance at September 30, 2015, decreased to $43,899 as compared to $100,355 at December 31, 2014, primarily as a result of cash consumed in operations of $968,966, offset by $912,500 in funds raised through the issuance of $812,500 of common stock and proceeds from the line of credit of $100,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our officers and directors as of February 1, 2016. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or their successors are elected and qualified.

Name	Age	Position
Michael Davis Lawyer	29	Chief Executive Officer, Chief Financial Officer, and Director
Jenna Schuck	27	Executive Vice President, Chief Operating Officer
Donald V. Grede	66	Director
Ernest M. Rudyak	28	Director
Michael Asch	49	Chairman of the Board of Directors Nominee and acting Chief Financial Officer Nominee*

———————

*

Michael A. Asch will be nominated for election as Chairman of the Board of Directors and will be appointed acting Chief Financial Officer of the Company once the Company obtains $1,000,000 in Director’s and Officer’s liability insurance, which the Company is currently in the process of obtaining.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Michael Davis Lawyer is a co-founder of Aquarius and Aquarius Colorado. Mr. Lawyer is a hands-on leader who is intimately familiar with the details of every aspect of the marijuana industry. He believes that cannabis is the single most valuable renewable resource on the planet, and he is dedicated to the full commercialization of both medical and recreational cannabis.

Mr. Lawyer has served as Managing Member of The Aquarius Group, LLC ("TAG") since its inception in October 2012. TAG provides business consulting, coaching, marketing services and management services to small businesses including Aquarius. Mr. Lawyer also served as manager of Higher Living L.A., A Cooperative Corporation from October 2009 to May 2012.

Mr. Lawyer is a lifetime entrepreneur who created medical marijuana retail, wholesale, and cultivation businesses in California from 2009-2012. In that time, Mr. Lawyer developed the vision for branding marijuana and gained the knowledge he needed to bring that vision to life.

After recognizing the likelihood of Colorado's legalization of recreational marijuana during 2011, Mr. Lawyer founded Aquarius Colorado in Colorado with Donald Grede.

Mr. Lawyer has an undergraduate degree in Political Science from the University of Southern California.

Mr. Lawyer's qualifications to serve on our Board include his creation of medical marijuana businesses over the last five years.

Mr. Lawyer pled guilty on October 5, 2009, to a DUI in Los Angeles. Mr. Lawyer has completed his sentence in connection with this matter and his driver's license has been reinstated. Mr. Lawyer pled guilty in August 2011 to the misdemeanor crime of possession of more than one ounce of cannabis. In April 2014, Mr. Lawyer pled guilty to the charge of misdemeanor possession of more than one gram of concentrated cannabis.

Jenna Schuck joined Aquarius Cannabis in 2014 as Director of Corporate Communications, and expanded her role during her tenure, launching the Company’s first product brand, Golden Gateway(TM), prior to becoming Chief Operating Officer on September 1, 2015.  Ms. Schuck built her career consulting start-ups, including Aquarius Cannabis, on strategic development, marketing, branding, and messaging, prior to joining Aquarius Cannabis full time.

Ms. Schuck received a Bachelor of Arts in Global Business and a Master of Arts in International Relations from the University of Southern California.

Donald Grede is a co-founder of Aquarius and Aquarius Colorado. Mr. Grede has a long history as a start-up executive and extensive experience in business-to-business sales. Mr. Grede has served as the President of Portable Air of Colorado, Inc., a private HVAC company, since its inception in July 2010. Mr. Grede has served as the General Manager of Ingenera USA Incorporated, a private company that markets environmentally friendly construction products, since its inception in February 2013. He is responsible for business administration and the development and implementation of our business in Colorado.

Mr. Grede got into the medical marijuana business after medical marijuana growers in Colorado began ordering large HVAC systems from one of his businesses. After observing the inconsistent nature of the industry, Mr. Grede recognized a major opportunity to bring professional business practices into this new market. He is on a mission to raise standards across the industry through consistency in all aspects of the business.

Mr. Grede has a MBA from the MIT Sloan School of Business.

Mr. Grede's qualifications to serve on our Board include his experience as a start-up executive and in business-to-business sales.

Ernest Rudyak was appointed a director of the Company in March 2015. Mr. Rudyak holds the position of Chairman of the Board of Directors at CJSC Engeocom, a leading Heavy Civil General Contractor in Russia. CJSC Engeocom’s portfolio includes projects around the world ranging from metro, road, tunnel, residential, shopping centers, airports, hotels, and stadiums. Notable works include the reconstruction of the Moscow River Canal, construction of the Ritz Carlton Hotel-Moscow and construction of the “Fisht” Central Olympic Stadium, and the “Iceberg” Ice Skating Palace for the 2014 Winter Olympics in Sochi.

Mr. Rudyak is also primary owner of a retail distribution company, which operates mono-brand retail stores throughout the Russian Federation, Ukraine and Kazakhstan. The company exclusively distributes and retails premium cosmetic products from many of the world’s most renowned cosmetics brands.

Mr. Rudyak received his Bachelor of Science in Civil Engineering from the University of Southern California.

Mr. Rudyak’s qualifications to serve on our board include his extensive business experience, network and executive board experience.

Michael A. Asch will be nominated for election as Chairman of the Board of Directors and will also be appointed acting Chief Financial Officer once the Company obtains $1,000,000 in Director’s and Officer’s liability insurance.  Mr. Asch has been President of Anniston Capital, Inc., a private merchant banking firm, since 1992.  Since 2008, he has been Managing Member of MARS Capital Technologies, LLC, a private investment firm.  Since 2013, he has been Managing Member of Anodes Partners LLC, a technology licensing sales company.  Mr. Asch was President, Chief Operating Officer, Chief Financial Officer and a Director of Rexx Environmental Corporation, an American Stock Exchange listed company, from 1997 until 2000, when it completed a merger to become Newtek Business Services Corp., a Nasdaq listed business services company.  From 1993 until 1996, he was CFO and a Director of Oak Hill Sportswear Corporation, a Nasdaq listed company.  Prior to founding Anniston Capital in 1992, Mr. Asch was an Associate in the investment banking division of Robert Fleming, Inc. and a Corporate Finance Analyst with Wertheim Schroder & Co. Incorporated.  He has also served on the board of numerous privately held companies and non-profit organizations.

Mr. Asch received a Bachelor of Science in Economics from The Wharton School of The University of Pennsylvania.

Mr. Asch’s qualifications to serve on our board include his extensive business experience, including serving as an Officer and Director of Nasdaq and American Stock Exchange listed companies, completing many mergers and acquisitions as both a principal and advisor, and financial management of both publicly traded and privately held companies in several industries.

Code of Ethics

We have not adopted a Code of Ethics, but we expect to adopt a Code of Ethics in fiscal 2016 and will post such code to our website.

Term of Office

Pursuant to the Company’s bylaws, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Company Officers are appointed by the Board of Directors provided, however, that the board may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as they deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a smaller reporting company, we are required to disclose the executive compensation of our "Named Executive Officers", which consist of the following individuals: (i) any individual serving as our principal executive officer or acting in a similar capacity (the "CEO"); (ii) the two other most highly compensated executive officers of Aquarius serving as executive officers at the most recently completed fiscal year; and (iii) any additional individuals for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

The following Summary Compensation Table sets forth for fiscal years 2014 and 2015 the compensation, awarded to, paid to, or earned by our named executive officers in their capacities as executive officers of Aquarius Cannabis Inc.

						Non-Equity
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($) (4)	Awards ($)	Compensation ($)	Compensation ($)	Compensation ($)	Total ($)

Michael Davis Lawyer (1)	2015	90,000	0	91,708	0	0	0	0	181,708
	2014	96,102	0	54,568	0	0	0	0	150,670

Donald V. Grede (2)	2015	71,000	0	122,381	0	0	0	0	193,381
	2014	85,000	0	5,828	0	0	0	0	90,828

Jenna Schuck (3)	2015	30,000		41,978	0	0	0	0	71.978
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

———————

(1)

Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and a director of the Company on July 3, 2014. Includes $50,100 of equity-based compensation paid to TAG, an entity where Mr. Lawyer is Managing Member.

(2)	Appointed President as of September 1, 2014 and a director of the Company on July 3, 2014.
(3)

Appointed Chief Operating Officer on September 1, 2015.  Ms. Schuck was awarded 139,000 shares of common stock for services performed from September 1, 2015 through December 31, 2015.  The shares were valued at $0.302 per share.

(4)

Mr. Lawyer was awarded 57,500 shares of common stock during the year 2014. Mr. Grede was awarded 75,000 shares of common stock during the year fiscal year 2014. The shares were valued at $0.0777 per share.  Mr. Lawyer was awarded 364,000 shares of common stock during the fiscal year 2015.  The shares were valued between $0.1110 and $0.302 per share.  Mr. Grede was awarded 513,000 shares of common stock during the fiscal year 2015.  The shares were valued between $0.1110 and $0.302 per share.

Narrative Disclosure to Summary Compensation Table

In 2014 and through August 31, 2015, Mr. Lawyer received management fees as an independent contractor through his professional consulting firm, TAG.   Mr. Lawyer became a full time employee of the Company on September 1, 2015.

During 2014, Mr. Grede was paid management fees through his professional consulting services firm, TAA.  From January 1, 2015 until August 31, 2015. Mr. Grede was paid directly for his consultancy services until his employment with the Company commenced on September 1, 2015.

Outstanding Equity Awards

We had no outstanding equity awards as of the fiscal year ended December 31, 2015.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Under independent contractor arrangements with Aquarius Colorado, effective December 1, 2014 and for a period of nine (9) months, Mr. Grede received compensation of $4,000 per month from December 1, 2014 through March 31, 2015, $7,500 per month from April 1, 2015 through August 31, 2015.  Mr. Grede was hired full time by the Company on September 1, 2015 and became a part-time employee effective December 1, 2015.  From September 1, 2015 through December 31, he received compensation of 25,500. In addition, he received 75,000 shares of common stock for services rendered from September 1, 2014 through December 31, 2014, 135,500 shares of common stock for services rendered January 1, 2015 through March 31, 2015, 60,000 shares of common stock for services rendered April 1, 2015 through June 30, 2015, 40,000 shares of common stock for services rendered July 1, 2015 through August 31, 2015, and 118,000 shares of common stock for services rendered September 1, 2015 through December 31, 2015.

Mr. Lawyer received compensation of $9,000 per month from September 2014 through November 2014, and $7,500 in December 2014. Mr. Lawyer received compensation of $60,000 from January 1, 2015 through August 31, 2015.  Mr. Lawyer was hired full time by the Company on September 1, 2015 and earned a salary of $30,000 from September 1, 2015 through December 31, 2015. In addition, he received 12,500 shares of common stock per month for services rendered from September 2014 through November 2014, 20,000 shares for services rendered for the month of December 2014, 60,000 shares of common stock for services rendered January 1, 2015 through March 31, 2015, 60,000 shares for services rendered April 1, 2015 through June 30, 2015, 40,000 shares for services rendered July 1, 2015 through August 31, 2015, and 144,000 shares of common stock for services rendered September 1, 2015 through December 31, 2015.

TAG, an entity controlled by Mr. Lawyer, entered into a contract with Aquarius Colorado effective July 1, 2014 through June 30, 2015 for company use of Mr. Lawyer’s home.  The terms include $500 per month services availability fee, $1,000 per event, $100 per night bedroom fee, $30 per hour meeting space fee and $300 per day for event usage in excess of 48 hours. TAG was paid a total of $13,500 for services provided under the terms of the housing contract.

	Twelve Months Ended December 31,
	2014	2015
Management fees – Mr. Grede and TAA	$81,000	$60,000
Management fees – Mr. Lawyer and TAG	146,833	0
	$227,833	$60,000

	Nine Months Ended September 30,
	2014	2015
Management fees – Mr. Grede and TAA	$49,500	$60,000
Management fees – Mr. Lawyer and TAG	91,500	0
	$106,000	$60,000

On September 1, 2015 the Company hired Messrs. Grede and Lawyer as full time employees. Mr. Grede was hired in the role of Chief Capital Officer and receives compensation of $7,500 per month and 26,000 shares of company stock per month. Mr. Lawyer was hired as Chief Executive Officer and receives compensation of $7,500 per month and 26,000 shares of company stock per month.

As of December 1, 2015 Mr. Grede serves as a part-time employee of the Company and receives cash compensation of $3,000 per month.

Director Compensation

The following table sets forth director compensation for the year ended December 31, 2015:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Michael Davis Lawyer (1)	0	0	0	0	0	0	0

Donald V. Grede (2)	0	0	0	0	0	0	0

Ernest Rudyak (3)	0	0	0	0	0	0	0

———————

(1)	Appointed President, Chief Executive Officer, CFO and a director of Aquarius on July 3, 2014.
(2)	Has served as a director of Aquarius since July 3, 2014.
(3)	Has served as a director of Aquarius since March 6, 2015.

Narrative to Director Compensation Table

We do not compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Risk Assessment in Compensation Programs

Due to the size and scope of our business, and the amount of compensation, we do not have any employee compensation policies and programs to review to determine whether its policies and programs create risks that are reasonably likely to have a material adverse effect on our business.

The Company extended medical healthcare benefits to its full-time employees beginning September 1 2015. At a later time, depending on our cash flow and profitability, we may offer additional employee benefits.

No retirement, pension, profit sharing, or long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 1, 2016 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of any class of our securities; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of us, at the address of: Aquarius Cannabis Inc., 515 South Flower Street, 36th Floor, Los Angeles, CA 90071.

Name of Beneficial Owner and Address 5% Security Holders	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Preferred Stock (2)

Trillium Group LLC	3,000,000	7.63%	200,000	9.09%

Directors and Executive Officers
Michael Davis Lawyer, President, Chief Executive Officer, Chief Financial Officer, and Director	6,345,738	15.65%	711,092	32.33%

Jenna Schuck, Chief Operating Officer	779,000	1.92%	0	0%

Donald Grede, Director	3,312,346	8.17%	302,594	13.75%

Ernest Rudyak, Director	6,331,738	15.62%	801,868	36.45%

Christopher Gonzalez, Secretary, Treasurer	537,000	1.32%	0	0%

All directors and officers as a group (5 people)	17,305,822	42.69%	1,815,554	82.53%

———————

(1)

As of February 1, 2016, we have 26,739,002 shares of Common Stock outstanding. Upon conversion, of all of the convertible promissory notes and warrants issued, we will have up to 40,539,915 shares of Common Stock outstanding. The percentages are based on the 40,539,915 number.

(2)

As of February 1, 2016, we have 2,000,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock has voting rights of 100 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 200,000,000.

As of February 1, 2016, we have 200,000 shares of Series B Preferred Stock outstanding. These Series B Preferred shares were issued on September 22, 2015. Each share of Series B Preferred Stock has voting rights of 100 votes per share, identical to the voting rights of the Series A Preferred Stock. The total aggregate number of votes for the Series B Preferred Stock is 20,000,000. The percentages are based on the 2,200,000 aggregate number of preferred shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years.

On July 3, 2014, we issued 1,000 shares of our Common Stock to each of Mr. Lawyer our CEO and Mr. Grede, our Director for services. Each set of 1,000 shares had a fair value of $78 ($0.07777 fair value per share).

Management Fees – Related Parties

We incurred management fees for services partly or wholly provided personally by Mr. Lawyer and Mr. Grede to two entities; (a) The Aspen Alliance ("TAA"), an entity controlled by Mr. Grede, and (b) TAG as follows:

	Years Ended December 31,
	2014	2013
Management fees – TAA	$81,000	$29,000
Management fees – TAG	146,833	13,500
Management Fees – Related Parties – Total	$227,833	$42,500

Under independent contractor arrangements with Aquarius Colorado, effective December 1, 2014 and for a period of nine (9) months through August 31, 2015, Mr. Grede received compensation of $4,000 per month for the first four (4) months, then $7,500 for the remaining five (5) months.  In addition, he received 75,000 shares of commons stock for services rendered from September 1, 2014 through December 31, 2014, 135,000 shares of common stock for services rendered January 1, 2015 through March 31, 2015, 60,000 shares of common stock for services rendered April 1, 2015 through June 30, 2015, and 40,000 shares of common stock for services rendered July 1, 2015 through September 30, 2015.  Mr. Lawyer received compensation of $9,000 per month from September 2014 through November 2014, and $7,500 in December 2014. In addition, he received 12,500 shares of common stock per month for services rendered from September 2014 through November 2014, 20,000 shares for services rendered for the month of December 2014, 60,000 shares of common stock for services rendered January 1, 2015 through March 31, 2015, 60,000 shares of common stock for services rendered April 1, 2015 through June 30, 2015, and 40,000 shares of common stock for services rendered from July 1, 2015 through August 31, 2015.  TAG, an entity controlled by Mr. Lawyer, received certain payments for company use of Mr. Lawyer’s home. The terms included $500 per month services availability fee, $1,000 per event, $100 per night bedroom fee, $30 per hour meeting space fee and $300 per day for event usage in excess of 48 hours. Effective August 31, 2015 both independent contractor arrangements ended and the Company hired Messrs. Lawyer and Grede as full time employees effective September 1, 2015.

Interest Expense and Interest Payments – Related Party

Our interest expense to the related party consists of:

	Twelve Months Ended December 31,
	2014	2013
Interest expense – Mr. Rudyak	$4,000	$3,219

During the twelve months ended December 31, 2014 and 2013, we did not make any interest payments to the related party.

Prepaid Expenses - Related Parties

Prepaid expenses due from related parties are included in prepaid expenses - related parties in our balance sheets as follows:

	December 31,
	2014	2013
Prepaid expenses – TAG	$12,000	$—
Prepaid expenses, related parties – total	$12,000	$—

The prepaid expenses related to marketing services to be provided to us by TAG for the period from January 1, 2015 through June 30, 2015.

Due to Related Parties

Accounts payable and accrued interest payable owed to related parties are as follows:

	December 31,
	2014	2013
Accounts payable – Mr. Lawyer and TAG	$7,500	$—
Accrued interest payable – Mr. Rudyak	7,219	3,219
Accrued interest – convertible notes	1,506	—
Due to Related Parties – Parties	$16,225	$3,219

Notes Payable – Related Parties

Effective March 11, 2013, we issued a $200,000 unsecured demand promissory note to Ernest Rudyak, one of our directors. The promissory note bears interest at 2% per annum, to be paid annually. As further consideration for making this loan, on March 1, 2013, we issued 5,446,656 common shares and 605,184 preferred shares to Mr. Rudyak. The promissory note was recorded in our financial statements at its face value of $200,000. The $200,000 cash proceeds received from Mr. Rudyak were allocated between the commons shares, preferred shares and the promissory note based on relative fair values, as determined by us, as of the date of the note (March 11, 2013). The fair value of the common shares and promissory note were determined to be $200,000 and $0, respectively. Accordingly, the $200,000 cash proceeds were allocated in their entirety to the common shares and a corresponding $200,000 debt discount was recognized. Since the promissory note is due upon demand, the entire $200,000 debt discount was immediately amortized to interest expense in 2013 as an additional cost of this borrowing.

As at December 31, 2014 and 2013, accrued interest payable of on the above note payable $7,219 and $3,219 respectively and is included in accrued liabilities - related parties on our balance sheets.

Director Independence and Committees

Mr. Lawyer is not considered independent because he is an executive officer of Aquarius. We do not currently have a separately designated audit, nominating or compensation committee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS

AQUARIUS CANNABIS INC.

Condensed Consolidated Balance Sheets as of September 30, 2015 (unaudited) and December 31, 2014	F-23

Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2015 (unaudited) and September 30, 2014	F-24

Condensed Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2015 (unaudited) and September 30, 2014	F-25

Notes to the Condensed Consolidated Unaudited Financial Statements	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Aquarius Cannabis Inc.

Lafayette, Colorado, 80026

We have audited the accompanying consolidated balance sheets of Aquarius Cannabis Inc. and its subsidiary company as of December 31, 2014 and 2013, and the related consolidated statement of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquarius Cannabis Inc. and its subsidiary company as of December 31, 2014 and 2013 and the related statements of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Wheat Ridge, formerly Arvada, Colorado

July 28, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com

AQUARIUS CANNABIS INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$100,355	$138,542
Prepaid expenses and deposits	12,257	—
Prepaid expenses, related parties	12,000	—
Total current assets	124,612	138,542

Fixed assets, net of accumulated depreciation of $653 and $0, respectively	16,754	—

Total assets	$141,366	$138,542

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$39,044	$4,444
Accrued liabilities	63,400	1,527
Accrued liabilities - related parties	16,225	3,219
Note payable	50,000	50,000
Note payable, related party	200,000	200,000
Total current liabilities	368,669	259,190

Long term liabilities:
Convertible notes payable, net of debt discount	973,508	—
Convertible notes payable, related party	50,000	—

Total liabilities	1,392,177	259,190

Stockholders’ deficit
Preferred Stock, par value $0.0001; authorized shares 20,000,000; issued and outstanding shares 2,000,000 and 1,966,850, respectively	200	197
Common Stock, par value $0.0001; authorized shares 200,000,000; issued and outstanding shares 20,057,500 and 17,701,650, respectively	2,006	1,770
Common Stock earned, but not yet issued; 464,525 and 0 shares, respectively	47	—
Additional paid in capital	560,369	348,118
Accumulated deficit	(1,813,433)	(470,733)
Total stockholders’ deficit	(1,250,811)	(120,648)

Total liabilities and stockholders’ deficit	$141,366	$138,542

The accompanying footnotes are an integral part of these audited consolidated financial statements

AQUARIUS CANNABIS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013

Revenues	$—	$—

Operating expenses:
Sales and marketing	172,312	13,892
Research and development	37,126	77,073
General and administrative	799,048	71,249
General and administrative, related parties	227,833	42,500
Share based compensation	10,450	—
Share based compensation, related parties	30,111	—
Total operating expenses	1,276,880	204,714

Operating loss	(1,276,880)	(204,714)

Other income (expense):
Interest income	50	20
Interest expense	(56,787)	(1,000)
Interest expense, related party	(4,000)	(3,219)
Amortization of debt discount	(5,083)	—
Amortization of debt discount, related parties	—	(200,000)
Total other income (expense)	(65,820)	(204,199)

Net loss	$(1,342,700)	$(408,913)

Net Income (loss) per common share: Basic and Diluted	$(0.07)	$(0.03)

Weighted-average common shares outstanding: Basic and Diluted	18,053,731	15,720,709

The accompanying footnotes are an integral part of these audited consolidated financial statements

AQUARIUS CANNABIS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

			Common Stock Earned,				Additional
	Common Stock		But Not Yet Issued		Preferred Stock		Paid In	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2012 (1)	9,531,666	$953	—	$—	1,059,074	$106	$48,941	$(61,820)	$(11,820)

Shares issued in conjunction with notes payable for cash (1)	5,446,656	545	—	—	605,184	61	199,395	—	200,001

Shares issued for services (1)	2,723,328	272	—	—	302,592	30	99,782	—	100,084

Net loss for year	—	—	—	—	—	—	—	(408,913)	(408,913)

Balance at December 31, 2013	17,701,650	1,770	—	—	1,966,850	197	348,118	(470,733)	(120,648)

Shares issued in conjunction with notes payable for cash (1)	298,350	30	—	—	33,150	3	16,542	—	16,575

Reverse capitalization of Aquarius Cannabis Inc.	2,057,500	206	298,025	30	—	—	182,789	—	183,024

Shares issued for services	—	—	166,500	17	—	—	12,920	—	12,937

Net loss for year	—	—	—	—	—	—	—	(1,342,700)	(1,342,700)

Balance at December 31, 2014	20,057,500	$2,006	464,525	$47	2,000,000	$200	$560,369	$(1,813,433)	$(1,250,811)

(1)  As discussed in Note 1 – Nature of Operations and Note 8 – Reverse Capitalization to these consolidated financial statements, a share exchange (“the Exchange”) took place on December 1, 2014 whereby Aquarius Cannabis Inc. issued 18,000,000 shares of its common stock and 2,000,000 shares of its preferred stock in exchange for acquiring 100% of the membership interests of Aquarius Holdings LLC. This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the acquirer for accounting purposes. This recapitalization results in the retrospective restatement of all issuances of membership interest by Aquarius Holdings LLC, from Inception (October 20, 2011), to reflect the common stock, preferred stock and additional paid in capital that were issued to members of Aquarius Holdings LLC in exchange for their membership interests in Aquarius Holdings LLC at the time of the Exchange.

The accompanying footnotes are an integral part of these audited consolidated financial statements

AQUARIUS CANNABIS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
	2014	2013
Operating activities:
Net loss	$(1,342,700)	$(408,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount, related parties	—	200,000
Amortization of debt discount, convertible notes	5,083	—
Services provided in exchange for convertible notes	265,000	—
Equity-based compensation expense	40,562	100,085
Depreciation	653	—
Changes in operating assets and liabilities:
Prepaid expenses and deposits	(24,257)	—
Accounts payable and accrued liabilities	109,479	9,310
Net cash used in operating activities	(946,180)	(99,518)

Investing activities:
Cash acquired in reverse capitalization	155,400	—
Purchase of fixed assets	(17,407)	—
Net cash used in investing activities	137,993	—

Financing activities:
Proceeds from issuance of convertible notes payable	720,000	—
Proceeds from issuance of convertible note payable, related party	50,000
Proceeds from issuance of note payable, related party	—	200,000
Net cash provided by financing activities	770,000	200,000

Net increase in cash	(38,187)	100,482

Cash and cash equivalents, beginning of period	138,542	38,060

Cash and cash equivalents, end of period	$100,355	$138,542

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—
Taxes	$—	$—

Supplemental disclosure of non-cash financing activities:
Convertible note payable issued for services	$265,000	$—
Equity interest issued for services	$40,562	$100,085

The accompanying footnotes are an integral part of these audited consolidated financial statements

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 – Nature of Operations

Aquarius Cannabis Inc. ("we", "our", "us" or "Aquarius") was formed on July 3, 2014, under the laws of the State of Nevada, for the purpose of acquiring Aquarius Holdings LLC ("Aquarius Colorado"), a Colorado limited liability company, through an exchange of shares our common and preferred stock to acquire 100% of the membership interests of Aquarius Colorado (“the Exchange”). It was our intention that, subsequent to completion of the Exchange, we continue with the process of filing a Form S-1 Registration Statement with the Securities and Exchange Commission and achieve a listing for our common shares on the OTC Bulletin Board ("OTCBB") interdealer quotation system. Aquarius Colorado is a limited liability company organized on October 20, 2011 under the laws of the State of Colorado. The Exchange of our common and preferred shares for the acquisition of 100% of the membership interests of Aquarius Colorado was completed on December 1, 2014.

Pursuant to the Exchange, we issued 18,000,000 shares of our common stock and 2,000,000 shares of our preferred stock, both with a par value of $0.0001 per share, resulting in former members of Aquarius Colorado owning 90% of our outstanding common shares and 100% of our outstanding preferred shares. This reverse merger was accounted for as a reverse capitalization with Aquarius Colorado, the legally acquired entity, being treated as the acquirer of Aquarius for accounting and financial reporting purposes. Consequently, the accompanying consolidated financial statements reflect the operations of Aquarius Colorado since Inception (October 20, 2011) and for Aquarius for the period from the effective date of the Exchange (December 1, 2014) through December 31, 2014. The issuance of shares pursuant to the Exchange has been retroactively presented in the Consolidated Statements of Changes in Stockholders’ Deficit and the footnotes to these financial statements to reflect the common stock, preferred stock and additional paid in capital that were issued to members of Aquarius Colorado at the time of the Exchange.

Our principal business is the development, marketing and licensing of cannabis brands and to provide a variety of ancillary services, including production processes, components and consulting services to the cannabis industry. We are currently conducting research and development activities and preliminary marketing activities to develop and license proprietary production processes and new cannabis brands.

We have only recently begun operations and we rely upon borrowings and the issuance of our common shares for cash to fund our operations as we have not yet generated any revenue. Our business is subject to significant risks and uncertainties, including failure to secure additional funding necessary to complete the development of our products and services and to bring our products and services to market.

We do not grow, harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor do we intend to do so in the future.

Note 2 – Going Concern

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. Since the inception through December 31, 2014, we incurred losses and we expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due. We anticipate that additional funding will be in the form of loans and equity financing from the sale of our common stock. We may also seek to obtain loans from our current investors. Currently, there are no arrangements in place for equity funding or new loans. There is no assurance that this series of events will be satisfactorily completed.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements are stated in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Development Stage Company

We are a development stage company as defined under the then current Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, "Development-Stage Entities". Additional disclosures required as a development stage company are that our financial statements be identified as those of a development stage company, and that the statements of operations, changes in stockholder’s deficit and cash flows disclosed activity since the date of our inception (October 11, 2011). Effective June 10, 2014, the FASB changed its regulations with respect to development stage entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2015, with the option for entities to early adopt these new provisions. We have elected to early adopt these provisions and consequently these additional disclosures are not included in our financial statements.

Principles of Consolidation and Reverse Capitalization

As previously disclosed, effective December 1, 2014, we exchanged a total of 18,000,000 shares of our common stock and 2,000,000 shares of our preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Colorado. Although we were the legal acquirer, the transaction has been accounted for as a reverse merger with Aquarius Colorado in the form of a reverse capitalization, whereby Aquarius Colorado becomes the accounting acquirer. Accordingly, the accompanying consolidated financial statements reflect the results of Aquarius Colorado since Inception (October 20, 2011) and of Aquarius from the effective date of the Exchange (December 1, 2014) through December 31, 2014. All costs associated with the reverse merger transaction were expensed as incurred.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, note receivable, prepaid expenses and deposits, accounts payable, amounts due to related parties, note payable and note payable, related party approximates fair value because of the short-term nature of these financial instruments. The carrying amount of our convertible notes payable at December 31, 2014, approximates their fair value based on our incremental borrowing rates.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 3 – Summary of Significant Accounting Policies - continued

Assets and Liabilities Measured at Fair Value

We record our financial assets and liabilities at fair value based upon a fair value hierarchy established by U.S. GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1 -	Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 -

Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable and can be corroborated by observable market data.

Level 3 -

Inputs reflect management's best estimates and assumptions of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash and cash equivalents. We maintain our cash and cash equivalents at reputable financial institutions and currently, we are not exposed to significant credit risk.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fixed Assets

Our fixed assets represents equipment stated at cost and are depreciated using the straight-line method over the estimated useful life of the assets, ranging from three to ten years. During the year ended December 31, 2014, we purchased growing equipment for $17,407. We incurred depreciation expense of $653 and $0 for the twelve months ended December 31, 2014 and 2013, respectively.

Impairment of Long-Lived Assets

When applicable, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 3 – Summary of Significant Accounting Policies - continued

Revenue Recognition

We will recognize revenue in accordance with ASC 605, "Revenue Recognition" which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. We will defer any revenue for which the product or service has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product or service has been delivered or no refund will be required.

Advertising Expense

Advertising is expensed as incurred. We did not incur advertising expense during the years ended December 31, 2014 and 2013.

Research and Development Expense

Research and development ("R&D") costs are charged to expense as incurred. Our R&D costs include, but are not limited to, consulting service fees and materials and supplies used in the development of our proprietary brands and processes. We incurred R&D expense during the twelve months ended December 31, 2014 and 2013 of $37,126 and $77,073, respectively.

Share-based Compensation

We periodically issue common shares to non-employees in non-capital raising transactions for services. We account for common shares issued to non-employees in accordance with ASC 505, "Equity", whereas the value of the equity-based compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete. Common shares issued to non-employees are valued at their respective measurement dates based on the fair value of whichever is more reliably determinable: (a) the services received; or (b) the common shares issued.

Income Taxes

From its inception on October 20, 2011, through the effective date of the Exchange on December 1, 2014, Aquarius Holdings LLC was a limited liability company treated as a partnership for federal and state income tax purposes and all its income tax liabilities and, or, benefits were passed through to its members. As such, it did not recognize federal or state income taxes in the accompanying financial statements for the period from its inception on October 20, 2011 to December 1, 2014. Any uncertain tax position taken by its members did not result in an uncertain tax position of Aquarius Holdings LLC.

Aquarius Cannabis Inc. was a taxable entity from its incorporation on July 3, 2014 and Aquarius Holdings LLC became a taxable entity from the effective date of the Exchange on December 1, 2014. Accordingly, Federal and State income taxes are recognized in the accompanying financial statements for Aquarius Cannabis Inc. from July 3, 2014 to December 31, 2014 and for Aquarius Holdings LLC from December 1, 2014 to December 31, 2014.

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 3 – Summary of Significant Accounting Policies - continued

Income Taxes - continued

We follow the provisions of ASC 740, "Income Taxes". As a result of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Net Income (Loss) Per Share

 We compute net income (loss) per share in accordance with ASC 260, "Earnings per Share." Under the provisions of ASC 260, basic net income (loss) per share includes no dilution and is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share takes into consideration shares of common stock outstanding (computed under basic net income (loss) per share) and potentially dilutive securities that are not anti-dilutive.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our common shares including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with Aquarius, or (iv) anyone who can significantly influence the financial and operating decisions of Aquarius. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties

New Accounting Standards

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update ("ASU"). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 4 – Notes Payable

Our notes payable consists of the following:

	December 31,
	2014	2013
Note payable	$50,000	$50,000
Note payable, related party	$200,000	$200,000

Note Payable

Effective June 21, 2012, we issued a $50,000 unsecured demand promissory note to Daniel Hagel, one of our shareholders. The promissory note bears interest at 2% per annum, to be paid annually, beginning on June 21, 2015. As further consideration for making this loan, on June 21, 2012, we issued 2,723,346 common shares and 302,594 preferred shares, as of that date, to Mr. Hagel. The promissory note was recorded in our financial statements at its face value of $50,000. The $50,000 cash proceeds received from Mr. Hagel were allocated between the respective common, preferred shares and the promissory note based on relative fair values, as determined by us, as of the date of the note (June 21, 2012). The fair value of the common shares and promissory note were determined to be $50,000 and $0, respectively. Accordingly, the $50,000 cash proceeds were allocated in their entirety to the common shares and a corresponding $50,000 debt discount was recognized. Since the promissory note is due upon demand, the entire $50,000 debt discount was immediately amortized to interest expense in 2012 as an additional cost of this borrowing.

On March 1, 2013, new investors were issued 6,808,320 common shares and 756,480 preferred shares which resulted in dilution of Mr. Hagel’s pro-rata interest in us and consequently, as a shareholder holding less than 10% shareholder interest, as of that date, Mr. Hagel was no longer considered to be a related party for financial reporting purposes. Accordingly, the $50,000 note payable was reclassified from note payable, related party to note payable as of that date.

During the twelve months ended December 31, 2014 and 2013, we incurred interest expense on the above note payable of $1,000 each year.

As at December 31, 2014 and 2013, accrued interest payable on the above note payable is $2,527, and $1,527 and is included in accrued liabilities on our balance sheets.

Note Payable, Related Party

Effective March 11, 2013, we issued a $200,000 unsecured demand promissory note to Ernest Rudyak, one of our directors. The promissory note bears interest at 2% per annum, to be paid annually. As further consideration for making this loan, on March 1, 2013, we issued 5,446,656 common shares and 605,184 preferred shares to Mr. Rudyak. The promissory note was recorded in our financial statements at its face value of $200,000. The $200,000 cash proceeds received from Mr. Rudyak were allocated between the commons shares, preferred shares and the promissory note based on relative fair values, as determined by us, as of the date of the note (March 11, 2013). The fair value of the common shares and promissory note were determined to be $200,000 and $0, respectively. Accordingly, the $200,000 cash proceeds were allocated in their entirety to the common shares and a corresponding $200,000 debt discount was recognized. Since the promissory note is due upon demand, the entire $200,000 debt discount was immediately amortized to interest expense in 2013 as an additional cost of this borrowing.

During the twelve months ended December 31, 2014 and 2013, we incurred interest expense on the above note payable of $4,000 and $3,219, respectively.

As at December 31, 2014 and 2013, accrued interest payable of on the above note payable $7,219 and $3,219 respectively and is included in due to related parties on our balance sheets.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 4 – Notes Payable - continued

Amortization of Debt Discount, Related Party

During the twelve months ended December 31, 2013, we incurred amortization of debt discount expense, related party on the above note payable, related party of $200,000. We did not incur any amortization of debt discount expense related to the above note payable during the twelve months ended December 31, 2014.

Note 5 – Convertible Notes Payable

Our convertible notes payable consist of the following:

	December 31,
	2014	2013
Convertible note payable - Blackbridge	$250,000	$—
Convertible notes payable – 12% Notes	325,000	—
Convertible notes payable – 8% Notes	395,000	—
Convertible note payable – 8% Notes, related party	50,000	—
Convertible note payable - KCSA	15,000	—
Convertible notes payable - total	1,035,000	—
Less: convertible note payable – related party	(50,000)	—
Less: unamortized debt discount	(11,492)	—
Convertible notes payable, net of debt discount	$973,508	$—

On May 1, 2014, we entered into a consulting agreement with Blackbridge Capital, LLC, ("Blackbridge") to provide business advisory services, including introductions to prospective transaction parties in exchange for a $250,000 two-year unsecured convertible promissory note (the "Blackbridge Note") dated May 1, 2014, accruing interest at 12% per annum due upon maturity of the note. The Blackbridge Note is convertible by the holder into common stock, if and when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for our common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the Blackbridge Note's conversion feature as our common stock is not publicly quoted and therefore the Note is not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted.

During the period from May 15, 2014, through June 2, 2014, we sold six convertible two-year convertible promissory notes (the "12% Notes") for total proceeds of $325,000. The 12% Notes are unsecured and accrue interest at 12% and interest is due upon maturity of the note. The 12% Notes are convertible by the holder into common stock, if and when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the 12% Notes' conversion feature as our common stock is not publicly quoted and therefore the 12% Notes are not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted. In conjunction with the sale of the 12% notes, we issued each note holder 0.918 common shares and 0.102 preferred shares for every dollar of convertible note sold which resulted in a total of 298,350 common shares and 33,150 preferred shares being issued to holders of the 12% notes. The value of the shares issued totaled $16,575 which was recorded as a debt discount and is being amortized over the two year term of the notes.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 5 – Convertible Notes Payable-continued

During the period from July 23, 2014, through December 31, 2014, we sold 22 two-year convertible promissory notes (the "8% Notes") for total proceeds of $445,000. The 8% Notes are unsecured and accrue interest at 8% and interest is due upon maturity of the note. The 8% Notes are convertible by the holder into shares of our common stock, if and when, our shares of common stock become listed on the OTCBB, beginning on the 40th trading day after the shares are listed, at a conversion price equal to the higher of (a) $0.20 per share, or (b) 60% of the average of the five lowest daily closing prices for common stock during the 20 day trading period ending on the last trading day prior to the conversion date. The 8% Notes can be redeemed by us at any time by paying the principal amount owed plus a 35% premium. We have not assigned any value to the 8% Notes' conversion feature as our common stock has is not publicly quoted and therefore the 8% Notes are not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted.

On December 19, 2014, we entered into a consulting agreement with KCSA Strategic Communications, ("KCSA") to provide marketing services, in exchange for a $15,000 two-year unsecured convertible promissory note (the "KCSA Note") dated December 19, 2014, accruing interest at 8% per annum due upon maturity of the note. The KCSA Note is convertible by the holder into shares of our common stock, if and when, our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. We have not assigned any value to the KCSA Note's conversion feature as our common stock is not publicly quoted and therefore the KCSA Note is not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted.

During the twelve months ended December 31, 2014 we incurred interest expense applicable to our convertible notes payable of $55,787. As at December 31, 2014, accrued interest payable was $55,787 and this amount is included in accrued liabilities on our balance sheets. During 2013, we did not have any convertible notes payable issued or outstanding.

Amortization of Debt Discount, Convertible Notes

During the twelve months ended December 31, 2014, we incurred amortization of debt discount expense, on the 12% Notes of $5,083. As this note was only issued during the year ended December 31, 2014, we did not incur any amortization of debt discount expense related to the above note payable during the twelve months ended December 31, 2013.

Note 6 – Commitments and Contingencies

Contractual Obligations and Commercial Commitments

We have independent contractor agreements which expire at various times through November 2015. Such agreements, which have been revised from time to time, provide for minimum salary levels, share-based compensation and commissions as well as for incentive bonuses that are payable if specified management goals are attained. The aggregate commitment for future share-based compensation payable in our common shares at December 31, 2014, excluding bonuses and commissions, was approximately 1,338,427 shares. Commission agreements include a commitment to pay one of our independent contractors a 60% commission, payable in our common shares, on all California portfolio brand revenue generated during the first year of California sales.

Legal Proceedings

We were not subject to any legal proceedings during the twelve months ended December 31, 2014 or 2013, and, to the best of our knowledge, no legal proceedings are pending or threatened.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 7 – Stockholders' Deficit

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001 per share.

Each share of preferred stock shall have one hundred (100) votes per share for all purposes. Our preferred stock does not provide preemptive, subscription, liquidation or conversion rights and there are no redemption or sinking fund provisions or rights. The preferred stock can be redeemed by us at any time with no consideration provided. Our preferred stockholders are not entitled to cumulative voting for election of our Board.

Common Stock

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 per share.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of our Board.

Common and Preferred Stock Issued and Outstanding

As discussed in Note 1 – Nature of Operation to these consolidated financial statements, a share exchange took place on December 1, 2014 whereby Aquarius Cannabis Inc., issued 18,000,000 shares of its common stock and 2,000,000 shares of its preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Holdings LLC. This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the accounting acquirer. The issuance of shares pursuant to the Exchange has been retroactively presented in the Consolidated Statements of Changes in Stockholders’ Deficit and the footnotes to these financial statements to reflect the common stock, preferred stock and additional paid in capital were issued to members of Aquarius Holdings LLC at the time of the Exchange.

On October 20, 2011, the date of our formation, our founders, Mr. Lawyer and Mr. Grede, were issued common and preferred shares for forming of the Company. Mr. Lawyer received 5,446,656 common shares and 605,184 preferred shares and Mr. Grede received 2,723,346 common shares and 302,594 preferred shares. These shares were assigned no value.

On June 21, 2012, we issued 1,361,664 common shares and 151,296 preferred shares to Mr. Hagel, as partial consideration for a $50,000 loan. The cash proceeds from the loan were allocated to contributed capital and debt based on relative fair values, as determined by our as of that date. The fair value of the loan was determined to be $0, the $50,000 cash proceeds were allocated to stockholders’ equity and a $50,000 debt discount was recognized.

On March 1, 2013, we issued 5,446,656 common shares and 605,184 preferred shares to Mr. Rudyak, as partial consideration for a $200,000 loan. On March 11, 2013, the cash proceeds from the loan were received and allocated to contributed capital and debt based on relative fair values, as determined by our estimate as of that date. The fair value of the loan was determined to be $0, the $200,000 cash proceeds were allocated to stockholders’ equity and a $200,000 debt discount was recognized.

On March 1, 2013, we issued 1,361,664 common shares and 151,296 preferred shares to The Aquarius Group ("TAG"), an entity controlled by Mr. Lawyer and Mr. Rudyak, in exchange for management services valued at $50,100 based on our estimate of the fair value of our shares as of that date.

On August 19, 2013, we issued 1,361,664 common shares and 151,296 preferred shares in exchange for research and development services valued at $49,985 based on our estimate of the fair value of our shares as of that date.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 7 – Stockholders' Deficit – continued

Common and Preferred Stock Issued and Outstanding- Continued

As of December 31, 2013, there were a total of 17,701,650 shares of common stock and 1,966,850 shares of preferred stock issued and outstanding.

As disclosed in Note 5 Convertible Notes Payable to these consolidated financial statements, during the period from May 15, 2014, through June 2, 2014, we sold six convertible two-year convertible promissory notes (the "12% Notes") for total proceeds of $325,000. In conjunction with the sale of the 12% notes, we issued each note holder 0.918 common shares and 0.102 preferred shares for every dollar of convertible note sold which resulted in a total of 298,350 common shares and 33,150 preferred shares issued to holders of the 12% notes. The value of the shares issued totaled $16,575 which was recorded as a debt discount and is being amortized over the two year term of the notes.

As discussed in Note 1 – Nature of Operations to these consolidated financial statements, a share exchange took place on December 1, 2014 whereby Aquarius Cannabis Inc. issued 18,000,000 shares of its common stock and 2,000,000 shares of its preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Holdings LLC. This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the accounting acquirer. As of December 1, 2014, there were 2,057,500 shares of common stock issued and outstanding in Aquarius Cannabis Inc. Under reverse capitalization accounting, these shares are accounted for as having been issued by Aquarius Holdings LLC to acquire Aquarius Cannabis, Inc effective December 1, 2014.

As at December 31, 2014, there were a total of 20,057,500 shares of common stock and 2,000,000 preferred shares issued and outstanding.

Common Stock Earned, Not Yet Issued

As discussed in Note 1 – Nature of Operations to these consolidated financial statements, a share exchange took place on December 1, 2014 whereby Aquarius Cannabis Inc. issued 18,000,000 shares of its common stock and 2,000,000 shares of its preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Holdings LLC. This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the accounting acquirer. As of December 1, 2014, there were 298,025 shares of Aquarius Cannabis Inc.’s common stock that had been earned by contractors for services prior to December 1, 2014, that had not been issued as of December 1, 2014. Under reverse capitalization accounting, these shares are accounted for as having been issuable by Aquarius Holdings LLC to acquire Aquarius Cannabis, Inc.

During December 2014, a further 166,500 common shares valued by our directors at $0.0777 per share were earned by contractors for services provided during December 2014, but were not issued prior to December 31, 2014. These common shares are included in common stock earned, not yet issued on our balance sheet.

As at December 31, 2014, there were a total of 464,525 shares of common stock not yet issued.

As disclosed in Note 12 - Subsequent Events to these consolidated financial statements, on January 2, 2015, we issued all of the 464,525 common shares which were classified as common stock earned, not yet issued as of December 31, 2014.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 8 – Reverse Capitalization

As discussed in Note 1 – Nature of Operations to these consolidated financial statements, a share exchange took place on December 1, 2014 whereby Aquarius Cannabis Inc. issued 18,000,000 shares of its common stock and 2,000,000 shares of its preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Holdings LLC. This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the accounting acquirer. Consequently, the accompanying consolidated financial statements reflect the operations of Aquarius Holdings LLC since Inception (October 20, 2011) and for Aquarius Cannabis Inc for the period from the effective date of the Exchange (December 1, 2014) through December 31, 2014.

Aquarius Cannabis Inc.’s history before its deemed acquisition by Aquarius Holdings LLC was as follows:

Aquarius Cannabis Inc. was formed on July 3, 2014, under the laws of the State of Nevada for the purpose of acquiring Aquarius Holdings LLC ("Aquarius Colorado"), a Colorado limited liability company, through an exchange of shares our common and preferred stock to acquire 100% of the membership interests of Aquarius Colorado (“the Exchange”). It was our intention that, subsequent to completion of the Exchange, we continue with the process of filing a Form S-1 Registration Statement with the Securities and Exchange Commission and achieve a listing for our common shares on the OTC Bulletin Board ("OTCBB") interdealer quotation system.

On July 3, 2014, Aquarius Cannabis Inc. issued 1,000 common shares each to our two founders in exchange for services rendered.

During the period July 3, 2014 through November 30, 2014, 353,525 shares of Aquarius Cannabis Inc. common shares were earned by Aquarius Holdings LLC contractors in exchange for service rendered to Aquarius Holdings LLC, on or before, November 30, 2014. Of these 353,525 shares, 55,500 were issued prior to December 1, 2014, the effective date of the Exchange. Consequently, as of the December 1, 2014, the effective date of the Exchange, and as of December 31, 2014, 298,025 of these shares which had been earned before December 1, 2014, had not yet been issued and were disclosed in the balance sheet as in common stock earned, but not yet issued. Subsequently, these 298,025 shares were included in the 464,525 common shares issued on January 2, 2015, as disclosed in Note 12 - Subsequent Events to these consolidated financial statements.

During the period from September 12, 2014 through October 31, 2014, we sold 2,000,000 common shares to 54 investors in exchange for $155,400.

On December 1, 2014, our board of directors designated 2,000,000 shares of our authorized but unissued $0.0001 par value, preferred stock to be Series A Preferred Stock with 100 votes per share and to exchange these Series A Preferred shares and 18,000,000 common shares, valued by our directors at $0.0777 per share, for all of the membership interests in Aquarius Holdings LLC held by the members. On December 1, 2014, we completed the exchange transaction with the members of Aquarius Holdings LLC and Aquarius Holdings LLC became a wholly owned subsidiary as of this date.

Immediately after the Exchange, there were 20,057,500 common shares and 2,000,000 preferred shares outstanding, resulting in members of Aquarius Holdings LLC owning 89.7% of the financial interest and 99% of the voting interest.

This reverse merger was accounted for as a reverse recapitalization whereby Aquarius Holdings LLC, the legally acquired entity, is treated as the accounting acquirer. Consequently, the accompanying consolidated financial statements reflect the operations of Aquarius Holdings LLC since Inception (October 20, 2011) and for Aquarius Cannabis Inc. for the period from the effective date of the Exchange (December 1, 2014) through December 31, 2014.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 9 - Related Party Transactions

Management Fees – Related Parties

In addition to the related party transactions described in Notes 5 and 8 above; we incurred management fees and equity-based compensation expense included in general and administrative expense, to (a) Mr. Grede and an entity controlled by Mr. Grede, The Aspen Alliance ("TAA"), and (b) Mr. Lawyer and TAG as follows:

	Twelve Months Ended December 31,
	2014	2013
Management fees – Mr. Grede and TAA	$81,000	$29,000
Management fees – Mr. Lawyer and TAG	146,833	13,500
	$227,833	$42,500

Interest Expense and Interest Payments – Related Party

As described in Note 4 Notes Payable to these consolidated financial statements, our interest expense to this related part consists of:

	Twelve Months Ended December 31,
	2014	2013
Interest expense – Mr. Rudyak	$4,000	$3,219

During the twelve months ended December 31, 2014 and 2013, we did not make any interest payments to this related party.

Prepaid Expenses - Related Parties

Prepaid expenses due from related parties are included in prepaid expenses - related parties in our balance sheets as follows:

	December 31,
	2014	2013
Prepaid expenses – TAG	$12,000	$—
Prepaid expenses, related parties - total	$12,000	$—

The prepaid expenses related to marketing services to be provided to us by TAG for the period from January 1, 2015 through June 30, 2015.

Due to Related Parties

At December 31, 2014, accounts payable and accrued interest payable owed to related parties are included in due to related parties in our balance sheets as follows:

	December 31,
	2014	2013
Accounts payable – Mr. Grede	$—	$—
Accounts payable – Mr. Lawyer and TAG	7,500	—
Accrued interest payable - Mr. Rudyak	7,219	3,219
Accrued interest - convertible notes	1,506	—
Due to related parties - total	$16,225	$3,219

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 9 - Related Party Transactions - continued

Notes Payable – Related Parties

As described in Note 4 Notes Payable to these consolidated financial statements, on March 11, 2013, we borrowed $200,000 from Mr. Rudyak and our note payable, related party balance was $200,000 on each of December 31, 2014 and 2013. There were no other borrowings or repayments to related parties during these periods.

Note 10 – Share-based Compensation

Share-based Compensation Expense

Equity-based compensation expense is included in our statements of operations for the years ended December 31, 2014 and 2013 as follows:

	Twelve Months Ended December 31,
	2014	2013
Research and development expense	$584	$49,985
General and administrative expense	9,866	—
General and administrative expense, related party	30,111	50,100
	$40,562	$100,085

Note 11 – Income Taxes

From its inception on October 20, 2011 through the effective date of the Exchange on December 1, 2014, Aquarius Holdings LLC was a limited liability company treated as a partnership for federal and state income tax purposes and all its income tax liabilities and, or, benefits were passed through to its members. As such, it did not recognize federal or state income taxes in the accompanying financial statements for the period its inception on October 20, 2011 to December 1, 2014. Any uncertain tax position taken by its members did not result in an uncertain tax position of Aquarius Holdings LLC.

In accordance with the Aquarius Holdings LLC’s Membership Agreement, to the extent possible without impairing its ability to continue to conduct its business and activities, and in order to permit its members to pay taxes on the taxable income of Aquarius Holdings LLC, Aquarius Holdings LLC was required to make distributions to its members in amounts equal to the estimated tax liability of the members computed as if the members paid income tax at the highest marginal federal and state rate applicable to an individual resident of Colorado, in the event that taxable income is generated for the members. There was no taxable income and therefore no distributions for the period from October 20, 2011 to December 1, 2014.

Aquarius Cannabis Inc. was a taxable entity from its incorporation on July 3, 2014 and Aquarius Holdings LLC became a taxable entity from the effective date of the Exchange on December 1, 2014. Accordingly, Federal and State income taxes are recognized the accompanying financial statements for Aquarius Cannabis Inc. from July 3, 2014 to December 31, 2014 and for Aquarius Holdings LLC from December 1, 2014 to December 31, 2014.

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 11 – Income Taxes - continued

As of December 31, 2014 and 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $180,922 and $0, respectively, which may be offset against future taxable income through 2034. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $63,323, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

	Year ended December 31,
	2014	2013
Cumulative losses before income taxes	$(1,813,433)	$(470,733)
Losses passed through to members of Aquarius Holdings, LLC	1,632,511	470,733
Losses available to Aquarius Cannabis Inc. for carry forward	(180,922)	—
Valuation allowance	180,922	—
Losses available to Aquarius Cannabis Inc, net of valuation allowance	$—	$—

Income tax expense (benefit) for the years ended December 31, 2014 and 2013 differed from the amounts computed by applying the statutory federal income tax rate of 35% to pretax income (loss) as a result of the following:

	Year ended December 31,
	2014	2013
Tax at statutory rate	$(63,323)	$—
Change in valuation allowance	63,323	—
Total tax expense	$—	$—

	Year ended December 31,
	2014	2013
Income tax provision at federal statutory rate	(35.0)%	(35.0)%
Less valuation allowance	35.0%	35.0%
Total tax expense	—%	—%

As of December 31, 2014, the Company had operating tax loss carry-forwards which will begin to expire, if not utilized, beginning in 2034.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company follows GAAP with regard recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of tax expense, as necessary.

The Company has not incurred any interest or penalties as of December 31, 2014. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. There are no ongoing examinations by taxing authorities at this time.

The Company’s tax year 2014 will remain open for examination by the federal authorities for three years.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 - Subsequent Events

On January 2, 2015, we issued all of the 464,525 common shares which were classified at December 31, 2014 as common stock earned, not yet issued.

On February 23, 2015, we sold 1,000,000 shares of common stock to a new investor. The investment includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on the OTCQB marketplace. The investment also includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $250,000 of which $100,000 was received on February 24, 2015 and the balance of $150,000 was received on April 2, 2015.

On February 25, 2015, we issued a $15,000 unsecured promissory note to Kyle Schuck, an outside contractor. The promissory note bears interest at 10.25% per annum, to be paid in eight monthly payments of $2,000, beginning on June 28, 2015 and continuing until January 28, 2016.

On March 1, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $18,000 one-year unsecured convertible promissory note (the "MSMN18 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN18 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTC BB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion.

On March 25, 2015, we sold 2,000,000 shares of common stock to an existing investor which included warrants to purchase up to 750,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on any exchange, warrants to purchase up to 1,250,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year one year from the date of purchase, and warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on any exchange. The investment is to be paid in installments of $62,500 per month between April and November 2015 for a total investment of $500,000. Between April 14, 2015 and July 28, 2015 we received a total of $250,000 in four installments of $62,500. As of the date of this audit report, a balance of $250,000, payable in four installments of $62,500 is due and receivable in the months of August, September, October and November of 2015.

On April 1, 2015 we issued 651,040 common shares to contractors for services provided to us in the three months ended March 31, 2015.

On April 23, 2015, we entered into a Joint Venture Agreement with a grower of marijuana whereby we receive 10% of net revenues from the growers existing production and processing opportunities located on a reservation in New York state and 25% of net revenues for sales outside of the growers existing market. In the California market, the grower agrees to sell its entire branded, wholesale product through one of our licensed wholesale co-op processors. In exchange, we agree to assist the grower in using the agricultural cooperative structure to protect and create medical marijuana stores and grows in California and we agree to share with the grower 30% of any revenues generated by product of the grower but packaged and distributed by competing processors. In markets outside of California we have the first right of refusal to be the growers consulting and brand licensing partner. Under the terms of the agreement, the grower was granted warrants to purchase 2,000,000 shares of common stock at $0.25 per share upon execution of the agreement, those warrants expiring 18 months from the date of the agreement. Upon generation of the first revenues subject to this agreement, the grower earns warrants to purchase an additional 2,000,000 shares of common stock at $0.50 per share and an additional 2,000,000 shares of common stock at $0.75 per share, each having an expiration date of 24 months and 36 months from the date such warrants were earned, respectively. Over the five year period from the date of the agreement, the grower may earn warrants to purchase up to an additional 14,000,000 shares of common stock at prices ranging from $0.25 per share in the first year to $1.25 per share in year 5, based on various revenue and market growth requirements under the agreement. In conjunction with the issuance of common stock under this agreement, the grower is entitled to 1 preferred share for every 10 common shares issued.

AQUARIUS CANNABIS INC.

NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 - Subsequent Events - continued

On April 27, 2015, we sold 225,000 shares of common stock to a new investor which included warrants to purchase to purchase up to 225,000 shares of common stock at an exercise price of $0.75 per share, those warrants expiring 18 months from the first day that the common stock is traded on any exchange. The investment totaled $75,000 which was received in its entirety on May 11, 2015.

On June 22, 2015, we entered into a new unsecured credit facility with an existing investor (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. The agreement states that within 120 days of the execution of the agreement, we will issue 200,000 shares of preferred stock and 100,000 warrants to purchase common stock at $0.40 per share, those warrants expiring one year from the date our shares of common stock begins publicly trading on any public exchange.

On July 14, 2015, we sold 100,000 shares of common stock to a new investor which included warrants to purchase up to 100,000 shares of common stock at an exercise price of $0.80 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $50,000 which was received by us on July 20, 2015.

On July 23, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $10,000 one-year unsecured convertible promissory note (the "MSMN10 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN10 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion.

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported. Our management has determined that other than as disclosed above, there were no reportable subsequent events to be disclosed.

AQUARIUS CANNABIS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$43,889	$100,355
Accounts receivable, related party	11,705	—
Inventory	722	—
Prepaid expenses and deposits	21,323	12,257
Prepaid expenses, related parties	—	12,000
Total current assets	77,639	124,612

Fixed assets, net of accumulated depreciation of $3,266 and $653, respectively	14,141	16,754

Total assets	$91,780	$141,366

LIABILITIES AND STOCKHOLDERS'DEFICIT
Current liabilities:
Accounts payable	$27,313	$39,044
Accrued liabilities	13,510	9,118
Accrued interest - convertible notes payable	134,678	54,282
Deferred revenue	5,000	—
Accrued liabilities - related parties	14,717	16,225
Line of credit, net of debt discount	83,600	—
Notes payable	50,000	50,000
Notes payable, related party	200,000	200,000
Convertible note payable	28,000	—
Total current liabilities	556,818	368,669

Long term liabilities:
Convertible notes payable, net of debt discount	979,706	973,508
Convertible notes payable, related party	50,000	50,000
Total liabilities	1,586,524	1,392,177

Stockholders’ deficit
Preferred Stock - Series A, par value $0.0001; authorized shares 20,000,000; issued and outstanding shares 2,000,000 and 2,000,000, respectively	200	200
Preferred Stock - Series B, par value $0.0001; authorized shares 200,000; issued and outstanding shares 200,000 and 0, respectively	20	—
Common Stock, par value $0.0001; authorized shares 200,000,000; issued and outstanding shares 26,378,802 and 20,057,500, respectively	2,638	2,006
Common Stock earned, but not yet issued; 0 and 464,525 shares, respectively	—	47
Additional paid in capital	2,071,695	560,369
Less: stock subscriptions receivable	(62,500)	—
Accumulated deficit	(3,506,797)	(1,813,433)
Total stockholders’ deficit	(1,494,744)	(1,250,811)

Total liabilities and stockholders’ deficit	$91,780	$141,366

The accompanying notes are an integral part of these condensed unaudited financial statements

AQUARIUS CANNABIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues - related party	$12,105	$—	$12,105	$—
Cost of goods sold	3,753	—	3,753	—
Gross Profit	8,352	—	8,352	—

Operating expenses:
Sales and marketing	71,278	87,446	198,279	115,637
Research and development	20,390	7,039	56,044	21,622
General and administrative	264,496	326,125	598,182	626,147
General and administrative, related parties	35,000	70,248	141,000	145,850
Share based compensation – research and development - related parties	49,829	—	54,334	—
Share based compensation	269,579	—	313,944	—
Share based compensation, related parties	161,899	—	250,514	16,575
Total operating expenses	872,471	490,858	1,612,297	925,831

Operating loss	(864,119)	(490,858)	(1,603,945)	(925,831)

Other income (expense):
Interest income	(324)	9	9	26
Interest expense	(27,446)	(20,652)	(81,146)	(30,242)
Interest expense, related party	(1,000)	(1,000)	(3,000)	(3,000)
Interest expense line of credit - related party	(2,375)		(2,375)
Amortization of debt discount	(3,817)	—	(7,927)	—
Other income	—	—	5,020	—
Total other income (expense)	(34,962)	(21,643)	(89,419)	(33,216)

Net loss	$(899,081)	$(512,501)	$(1,693,364)	$(959,047)

Net Income (loss) per common share: Basic and diluted	$(0.04)	$(0.03)	$(0.07)	$(0.05)

Weighted-average common shares outstanding: Basic and diluted	24,735,142	18,033,408	23,354,842	17,856,997

The accompanying notes are an integral part of these condensed unaudited financial statements

AQUARIUS CANNABIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2015	2014

Operating activities:
Net loss	$(1,693,364)	$(959,047)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount, convertible notes	7,937	—
Equity-based compensation expense	313,944	16,575
Equity-based compensation expense - related party	304,848	—
Convertible notes payable issued for services	28,000	250,000
Depreciation	2,613	—
Changes in operating assets and liabilities:
Increase in Accounts receivable - related party	(11,705)	—
Increase in inventory	(722)	—
Increase in Prepaid expenses and deposits	(9,066)	(31,600)
Decrease in Prepaid expenses, related parties	12,000	—
Increase (Decrease) in Accounts payable	(11,731)	30,747
Increase in Accrued liabilities	4,392	30,242
Increase in Accrued interest notes payable	80,396	—
Increase in Deferred revenue	5,000	—
Increase / (Decrease) in Accrued liabilities - related parties	(1,508)	10,810
Net cash (used in) operating activities	(968,966)	(652,273)

Investing activities:
Issuance of notes receivable	—	(6,000)
Purchase of fixed assets	—	(4,351)
Repayments under note receivable	15,000	—
Advance under note receivable	(15,000)	—
Net cash used in investing activities	—	(10,351)

Financing activities:
Proceeds from line of credit	100,000	—
Proceeds from issuance of convertible notes payable	—	710,000
Proceeds from issuance of common stock	812,500	—
Net cash provided by financing activities	912,500	710,000

Net (decrease) increase in cash	(56,466)	47,376

Cash and cash equivalents, beginning of period	100,355	138,542

Cash and cash equivalents, end of period	$43,889	$185,918

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$—	$—
Taxes	$—	$—

Supplemental disclosure of non-cash financing activities:
Convertible note payable issued for services	$28,000	$—
Equity interest issued for services	$618,792	$16,575

The accompanying notes are an integral part of these condensed unaudited financial statements

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Note 1 – Nature of Operations

Aquarius Cannabis Inc. ("we", "our", "us" or "Aquarius") was formed on July 3, 2014, under the laws of the State of Nevada, for the purpose of acquiring Aquarius Holdings LLC ("Aquarius Colorado"), a Colorado limited liability company, through an exchange of shares of our common and preferred stock to acquire 100% of the membership interests of Aquarius Colorado (“the Exchange”). It was our intention that, subsequent to completion of the Exchange, we would continue with the process of filing a Form S-1 Registration Statement with the Securities and Exchange Commission and achieve a listing for our common shares on the OTC Bulletin Board ("OTCBB") interdealer quotation system. Aquarius Colorado is a limited liability company organized on October 20, 2011 under the laws of the State of Colorado. The Exchange of our common and preferred shares for the acquisition of 100% of the membership interests of Aquarius Colorado was completed on December 1, 2014.

Pursuant to the Exchange, we issued 18,000,000 shares of our common stock and 2,000,000 shares of our preferred stock, both with a par value of $0.0001 per share, resulting in former members of Aquarius Colorado owning 90% of our outstanding common shares and 100% of our outstanding preferred shares. This reverse merger was accounted for as a reverse capitalization with Aquarius Colorado, the legally acquired entity, being treated as the acquirer of Aquarius for accounting and financial reporting purposes. Consequently, the accompanying condensed consolidated unaudited financial statements reflect the operations of Aquarius Colorado since Inception (October 20, 2011) and for Aquarius from the effective date of the Exchange (December 1, 2014). The issuance of shares pursuant to the Exchange has been retroactively presented in the footnotes to these condensed consolidated unaudited financial statements to reflect the common stock, preferred stock and additional paid in capital that was issued to members of Aquarius Colorado at the time of the Exchange.

Our principal business is the development, marketing and licensing of cannabis brands and to provide a variety of ancillary services, including production processes, components and consulting services to the cannabis industry. We are currently conducting research and development activities and preliminary marketing activities to develop and license proprietary production processes and new cannabis brands.

We have only recently begun operations and we rely upon borrowings and the issuance of our common shares for cash to fund our operations as we have only generated nominal revenue to date. Our business is subject to significant risks and uncertainties, including failure to secure additional funding necessary to complete the development of our products and services and to bring our products and services to market.

We do not grow, harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor do we intend to do so in the future.

Note 2 – Going Concern

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. Since the inception (October 20, 2011) of the Company through September 30, 2015, we have incurred losses and we expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due. We anticipate that additional funding will be in the form of loans and equity financing from the sale of our common stock. We may also seek to obtain loans from our current investors. Currently, there are no arrangements in place for equity funding or new loans. There is no assurance that this series of events will be satisfactorily completed.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements are stated in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Interim Financial Statements

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. While we believe that the disclosures presented herein are adequate and not misleading, these interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the footnotes thereto contained for the year ended December 31, 2014 included in this registration statement. Operating results for the interim periods presented are not necessarily indicative of the results for the full year. For the nine months ended September 30, 2014 we are presenting the financial statements of Aquarius Colorado.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Development Stage Company

We are a development stage company as defined under the then current Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, "Development-Stage Entities". Additional disclosures required as a development stage company are that our financial statements be identified as those of a development stage company, and that the statements of operations, changes in stockholder’s deficit and cash flows disclosed activity since the date of our inception (October 11, 2011). Effective June 10, 2014, the FASB changed its regulations with respect to development stage entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2015, with the option for entities to early adopt these new provisions. Consequently, these additional disclosures are not included in our financial statements.

Reclassification

Certain reclassifications have been made to the prior year’s data to conform to current year presentation. These reclassifications had no effect on net income (loss).

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Principles of Consolidation and Reverse Capitalization

As previously disclosed, effective December 1, 2014, we exchanged a total of 18,000,000 shares of our common stock and 2,000,000 shares of our preferred stock in exchange for the acquisition of 100% of the membership interests in Aquarius Colorado. Although we were the legal acquirer, the transaction has been accounted for as a reverse merger with Aquarius Colorado in the form of a reverse capitalization, whereby Aquarius Colorado becomes the accounting acquirer. Accordingly, the accompanying condensed consolidated unaudited financial statements reflect the results of Aquarius Colorado since Inception (October 20, 2011) and of Aquarius from the effective date of the Exchange (December 1, 2014). All costs associated with the reverse merger transaction were expensed as incurred.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, note receivable, prepaid expenses and deposits, accounts payable, amounts due from and to related parties, note payable and note payable, related party approximates fair value because of the short-term nature of these financial instruments. The carrying amount of our convertible notes payable at September 30, 2015, approximates their fair value based on our incremental borrowing rates.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Notes Receivable and Allowance for Doubtful Accounts

We provide an allowance for doubtful accounts when collection of an account or note receivable is considered doubtful, and receivables are written off against the allowance when deemed uncollectible. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates regarding, among other factors, the customer’s access to capital, the customer’s willingness or ability to pay, general economic and market conditions, the ongoing relationship with the customer and uncertainties related to the resolution of disputed matters. As of September 30, 2015 and December 31, 2014, we had no allowances on current receivables.

Inventories

The Company’s inventories consist entirely of purchased finished goods. Inventories are stated at lower of cost or market. Cost is determined on the first-in, first-out basis.

Fixed Assets

Our fixed assets represents equipment stated at cost and are depreciated using the straight-line method over the estimated useful life of the assets, ranging from three to ten years. During the nine months ended September 30, 2015 and 2014 there were no purchases of fixed assets. We incurred depreciation expense of $872 and $0, respectively for the three months ended September 30, 2015 and 2014.  During the nine months ended September 30, 2015 and 2014, we incurred depreciation expense of $2,613 and $0, respectively.

Impairment of Long-Lived Assets

When applicable, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Revenue Recognition

We recognize revenue in accordance with ASC 605, "Revenue Recognition" which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded. We defer any revenue for which the product or service has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product or service has been delivered or no refund will be required. As of September 30, 2015, the Company has recorded deferred revenue of $5,000, recognition of the revenue is contingent on the grow operation on which we consulted getting to harvest and ultimately to market which is anticipated to be completed by June 30, 2016. During the three months ended September 30, 2015 the Company generated revenue from the sale of products to an entity controlled by a shareholder and brother to Mr. Lawyer.

Advertising Expense

Advertising is expensed as incurred. We incurred $10,600 and $0 of advertising expense during the three and nine months ended September 30, 2015 and 2014, respectively.

Research and Development Expense

Research and development ("R&D") costs are charged to expense as incurred. Our R&D costs include, but are not limited to, consulting service fees and materials and supplies used in the development of our proprietary brands and processes. We incurred R&D expense during the three months ended September 30, 2015 and 2014 of $20,390 and $7,039, respectively. During the nine months ended September 30, 2015 and 2014, we incurred R&D expense of $56,044 and $21,622, respectively.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion features.

Income Taxes

From its inception on October 20, 2011, through the effective date of the Exchange on December 1, 2014, Aquarius Holdings LLC was a limited liability company treated as a partnership for federal and state income tax purposes and all its income tax liabilities and, or, benefits were passed through to its members. As such, it did not recognize federal or state income taxes in the accompanying financial statements for the period from its inception on October 20, 2011 to December 1, 2014. Any uncertain tax position taken by its members did not result in an uncertain tax position of Aquarius Holdings LLC.

Aquarius Cannabis Inc. was a taxable entity from its incorporation on July 3, 2014 and Aquarius Holdings LLC became a taxable entity from the effective date of the Exchange on December 1, 2014. Accordingly, Federal and State income taxes are recognized in the accompanying financial statements for Aquarius Cannabis, Inc. from July 3, 2014 and for Aquarius Holdings LLC from December 1, 2014.

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

We follow the provisions of ASC 740, "Income Taxes". As a result of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Net Income (Loss) Per Share

We compute net income (loss) per share in accordance with ASC 260, "Earnings per Share." Under the provisions of ASC 260, basic net income (loss) per share includes no dilution and is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share takes into consideration shares of common stock outstanding (computed under basic net income (loss) per share) and potentially dilutive securities that are not anti-dilutive.

During the three and nine months ended September 30, 2015 and 2014, there were potentially warrants and convertible debt instruments issued and outstanding. However, these potentially dilutive securities were excluded from the calculation of our loss per share as we incurred losses in all periods presented and their inclusion would have been anti-dilutive.

New Accounting Standards

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update ("ASU"). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

Note 4 – Notes Receivable

Effective February 25, 2015, we issued a $15,000 unsecured promissory note to Kyle Schuck, an outside contractor. The promissory note bore interest at 10.25% per annum and was to be paid in eight monthly payments of $2,000, beginning on June 28, 2015 and continuing until January 28, 2016. On July 29, 2015, the promissory note was repaid in full and the interest was forgiven.

Note 5 – Line of Credit

	September 30, 2015	December 31, 2014
Draws	$100,000	—
Less: unamortized debt discount	(16,400)	—
Balance at September 30, 2015	$83,600	$—

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

On June 22, 2015, we entered into an unsecured credit facility with an existing investor (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. The agreement states that within 120 days of the execution of the agreement, we will issue 200,000 shares of preferred stock valued at $20 ($.0001 per share) and 100,000 warrants to purchase common stock at $0.40 per share, those warrants expiring one year from the date our shares of common stock begins publicly trading on any public exchange. The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 157%, risk free interest rate of .87%, and expected life of 1 year with a fair value of $18,119. As of September 30, 2015 we have drawn down $100,000 on the credit facility and amortized $1,739 of the debt discount.

Note 6 – Notes Payable

Our notes payable consists of the following:

	September 30, 2015	December 31, 2014
Note payable	$50,000	$50,000
Note payable, related party	$200,000	$200,000

Note Payable

Effective June 21, 2012, we issued a $50,000 unsecured demand promissory note to Daniel Hagel, one of our shareholders. The promissory note bears interest at 2% per annum, to be paid annually, beginning on June 21, 2015. As further consideration for making this loan, on June 21, 2012, we issued 2,723,346 common shares and 302,594 preferred shares, as of that date, to Mr. Hagel. The promissory note was recorded in our financial statements at its face value of $50,000. The $50,000 cash proceeds received from Mr. Hagel were allocated between the respective common, preferred shares and the promissory note based on their relative fair values, as determined by us, as of the date of the note (June 21, 2012). The fair value of common shares and promissory note were determined to be $50,000 and $0, respectively. Accordingly, the $50,000 cash proceeds were allocated in their entirety to the common shares and a corresponding $50,000 debt discount was recognized. Since the promissory note is due upon demand, the entire $50,000 debt discount was immediately amortized to interest expense in 2012 as an additional cost of this borrowing.

On March 1, 2013, new investors were issued 6,808,320 common shares and 756,480 preferred shares which resulted in dilution of Mr. Hagel’s pro-rata interest in us and consequently, as a shareholder holding less than 10% shareholder interest, as of that date, Mr. Hagel was no longer considered to be a related party for financial reporting purposes. Accordingly, the $50,000 note payable was reclassified from note payable, related party to note payable as of that date.

During the three months ended September 30, 2015 and 2014, we incurred interest expense on the above note payable of $250, and $250, respectively. During the nine months ended September 30, 2015 and 2014, we incurred interest expense of $750 and $750, respectively, on the above note payable.

As at September 30, 2015 and December 31, 2014, accrued interest payable on the above note payable is $4,498 and $2,527, respectively, and is included in accrued liabilities on our balance sheets.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Note Payable, Related Party

Effective March 11, 2013, we issued a $200,000 unsecured demand promissory note to Ernest Rudyak, one of our directors. The promissory note bears interest at 2% per annum, to be paid annually. As further consideration for making this loan, on March 1, 2013, we issued 5,446,656 common shares and 605,184 preferred shares to Mr. Rudyak. The promissory note was recorded in our financial statements at its face value of $200,000. The $200,000 cash proceeds received from Mr. Rudyak were allocated between the commons shares, preferred shares and the promissory note based on relative fair values, as determined by us, as of the date of the note (March 11, 2013). The fair value of the common shares and promissory note were determined to be $200,000 and $0, respectively. Accordingly, the $200,000 cash proceeds were allocated in their entirety to the common shares and a corresponding $200,000 debt discount was recognized. Since the promissory note is due upon demand, the entire $200,000 debt discount was immediately amortized to interest expense in 2013 as an additional cost of this borrowing.

During the three months ended September 30, 2015 and 2014, we incurred interest expense on the above note payable of $1,000 and $1,000, respectively. During the nine months ended September 30, 2015 and 2014, we incurred interest expense on the above note payable of $3,000 and $3,000, respectively.

As at September 30, 2015 and December 31, 2014, accrued interest payable on the above note payable was $10,219 and $7,219, respectively, and is included in due to related parties on our balance sheets.

Note 7 – Convertible Notes Payable

Our convertible notes payable consist of the following:

	September 30, 2015	December 31, 2014

Convertible notes payable, short term
Convertible note payable – MSMN18	$18,000	$—
Convertible note payable – MSMN10	10,000	—

Convertible notes payable, short term, total	$28,000	$—

Convertible notes payable, long term
Convertible note payable - Blackbridge	$250,000	$250,000
Convertible notes payable – 12% Notes	325,000	325,000
Convertible notes payable – 8% Notes	395,000	395,000
Convertible note payable – 8% Notes, related party	50,000	50,000
Convertible note payable - KCSA	15,000	15,000
Convertible notes payable, long term, total	1,035,000	1,035,000
Less: convertible note payable, related party	(50,000)	(50,000)
Less: unamortized debt discount	(5,294)	(11,492)
Convertible notes payable, long term, net of debt discount, total	$979,706	$973,508

On May 1, 2014, we entered into a consulting agreement with Blackbridge Capital, LLC, ("Blackbridge") to provide business advisory services, including introductions to prospective transaction parties in exchange for a $250,000 two-year unsecured convertible promissory note (the "Blackbridge Note") dated May 1, 2014, accruing interest at 12% per annum due upon maturity of the note. The Blackbridge Note is convertible by the holder into common stock, if or when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for our common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the Blackbridge Note's conversion feature as our common stock is not publicly quoted and therefore the Note is not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

During the period from May 15, 2014, through June 2, 2014, we sold six convertible two-year convertible promissory notes (the "12% Notes") for total proceeds of $325,000. The 12% Notes are unsecured and accrue interest at 12% and interest is due upon maturity of the note. The 12% Notes are convertible by the holder into common stock, if or when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the 12% Notes' conversion feature as our common stock is not publicly quoted and therefore the 12% Notes are not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted. In conjunction with the sale of the 12% notes, we issued each note holder 0.918 common shares and 0.102 preferred shares for every dollar of convertible note sold which resulted in a total of 298,350 common shares and 33,150 preferred shares being issued to holders of the 12% notes. The value of the shares issued totaled $16,575 which was recorded as a debt discount.

During the period from July 23, 2014, through December 31, 2014, we sold 22 two-year convertible promissory notes (the "8% Notes") for total proceeds of $445,000. The 8% Notes are unsecured and accrue interest at 8% and interest is due upon maturity of the note. The 8% Notes are convertible by the holder into shares of our common stock, if or when, our shares of common stock become listed on the OTCBB, beginning on the 40th trading day after the shares are listed, at a conversion price equal to the higher of (a) $0.20 per share, or (b) 60% of the average of the five lowest daily closing prices for common stock during the 20 day trading period ending on the last trading day prior to the conversion date. The 8% Notes can be redeemed by us at any time by paying the principal amount owed plus a 35% premium. We have not assigned any value to the 8% Notes' conversion feature as our common stock is not publicly quoted and therefore the 8% Notes are not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted.

On December 19, 2014, we entered into a consulting agreement with KCSA Strategic Communications, ("KCSA") to provide marketing services, in exchange for a $15,000 two-year unsecured convertible promissory note (the "KCSA Note") dated December 19, 2014, accruing interest at 8% per annum due upon maturity of the note. The KCSA Note is convertible by the holder into shares of our common stock, if or when, our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. We have not assigned any value to the KCSA Note's conversion feature as our common stock is not publicly quoted and therefore the KCSA Note is not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted.

On March 1, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $18,000 one-year unsecured convertible promissory note (the "MSMN18 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN18 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. We have not assigned any value to the MSMN18 Note's conversion feature as our common stock is not publicly quoted and therefore the MSMN18 Note is not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted.

On July 23, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $10,000 one-year unsecured convertible promissory note (the "MSMN18 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN18 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. We have not assigned any value to the MSMN18 Note's conversion feature as our common stock is not publicly quoted and therefore the MSMN18 Note is not currently convertible. We will record the estimated value of such conversion feature, if or when, our common stock becomes publicly quoted.

During the three and nine months ended September 30, 2015 we incurred interest expense applicable to our convertible notes payable of $27,168 and $80,111, respectively. As at September 30, 2015 and December 31, 2014, accrued interest payable was $134,678 and $54,282, respectively, and this amount is included in accrued liabilities on our balance sheets. During the nine months ended September 30, 2014 we did not have any convertible notes payable issued or outstanding.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Amortization of Debt Discount, Convertible Notes

During the three and nine months ended September 30, 2015, we incurred amortization of debt discount expense, on the 12% Notes of $2,078 and $6,198, respectively. We did not incur any amortization of debt discount expense related to the above note payable during the three and nine months ended September 30, 2014.

Note 8 – Commitments and Contingencies

Contractual Obligations and Commercial Commitments

We have independent contractor agreements which expire at various times through December 2015. Such agreements, which have been revised from time to time, provide for minimum salary levels, share-based compensation and commissions as well as for incentive bonuses that are payable if specified management goals are attained. Commission agreements include a commitment to pay one of our independent contractors a 60% commission, payable in our common shares, on all California portfolio brand revenue generated during the first year of California sales.

Legal Proceedings

We were not subject to any legal proceedings during the nine months ended September 30, 2015 or 2014, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Note 9 – Stockholders' Deficit

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001 per share.

Each share of preferred stock shall have one hundred (100) votes per share for all purposes. Our preferred stock does not provide preemptive, subscription, liquidation or conversion rights and there are no redemption or sinking fund provisions or rights. The preferred stock can be redeemed by us at any time with no consideration provided. Our preferred stockholders are not entitled to cumulative voting for election of our Board. Of the 20,000,000 shares of preferred stock the company is authorized to issue, we have issued 2,000,000 shares designated as Series A Preferred and 200,000 shares designated as Series B Preferred. Both Series A and Series B carry the same shareholder rights as outlined above.

On July 6, 2015, we entered into a new unsecured credit facility with an existing related party (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. The agreement states that within 120 days of the execution of the agreement, we will issue 200,000 shares of series B preferred stock and 100,000 warrants to purchase common stock at $0.40 per share, those warrants expiring one year from the date our shares of common stock begins publicly trading on any public exchange. As of September 30, 2015 we received $100,000.

Common Stock

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 per share.

Each share of common stock shall have one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of our Board.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Common and Preferred Stock Issued and Outstanding

As at December 31, 2014, there were a total of 20,057,500 shares of common stock and 2,000,000 preferred shares issued and outstanding.

On January 2, 2015, we issued 464,525 common shares to contractors for services valued at $36,094 which were provided between August and December 2014. These shares had been disclosed as Common Stock earned, but not yet issued as of December 31, 2014.

On February 23, 2015, we sold 1,000,000 shares of common stock to a new investor. The investment includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on the OTCQB marketplace. The investment also includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $250,000 of which $100,000 was received on February 24, 2015 and the balance of $150,000 was received on April 2, 2015.

On March 25, 2015, we sold 2,000,000 shares of common stock to an existing investor which included warrants to purchase to purchase up to 750,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on any exchange, warrants to purchase up to 1,250,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year one year from the date of purchase, and warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on any exchange. The investment is to be paid in installments of $62,500 per month between April and November 2015 for a total investment of $500,000. As of September 30, 2015, all 2,000,000 of these common shares are recorded as issued and outstanding and a balance of $62,500 was recorded as stock subscriptions receivable on the balance sheet until final payment has been received. As disclosed in Note 12 Subsequent Events to these condensed consolidated unaudited financial statements, we have received $62,500 in payments subsequent to September 30, 2015. As of October 19, 2015 all amounts have been received.

On April 1, 2015, we issued 621,040 shares of common stock, valued at $0.11 per share, based on the most recent cash sale of common stock, which was earned by contractors during the three months ended March 31, 2015.

On April 27, 2015, we sold 225,000 shares of common stock to a new investor which included warrants to purchase up to 225,000 shares of common stock at an exercise price of $0.75 per share, those warrants expiring 18 months from the first day that the common stock is traded on any exchange. The investment totaled $75,000 which was received in its entirety on May 11, 2015.

On May 1, 2015, we issued 129,732 shares of common stock, valued at $0.208 per share, based on the most recent cash sale of common stock, for services provided by contractors in April 2015.

On June 30, 2015, we issued 234,765 shares of common stock, valued at $0.208 per share, based on the most recent cash sale of common stock, for services provided by contractors in May and June 2015.

On July 14, 2015, we sold 100,000 shares of common stock to a new investor which included 100,000 warrants to purchase up to an additional 100,000 shares of common stock at an exercise price of $0.80 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $50,000 which was received by us on July 20, 2015.

On July 15, 2015, we agreed to issue a total of 1,000,000 shares of common stock, valued at $0.302 per share, based on the most recent cash sale of common stock to several Employees of the Company. All 1,000,000 shares were issued on September 3, 2015.

On September 28, 2015, the Company agreed to issue 50,000 shares of common stock valued at $0.302 per share, based on the most recent cash sale of common stock to an individual in consideration for the termination of the joint venture agreement first entered into on April 23, 2015. All 50,000 shares were issued on October 23, 2015.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

On September 30, 2015, we agreed to issue a total of 496,240 shares of common stock, valued at $0.302 per share, based on the most recent cash sale of common stock to several Employees and consultants of the Company. All 496,240 shares were issued on October 23, 2015.

As at September 30, 2015, there were a total of 26,378,802 shares of common stock, 2,000,000 shares of preferred stock and 200,000 shares of preferred stock series B issued and outstanding.

Warrants Issued

On June 22, 2015, we entered into a new unsecured credit facility with an existing investor (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. The agreement states that within 120 days of the execution of the agreement, we will issue 200,000 shares of preferred stock valued at $20 ($.0001 per share) and 100,000 warrants to purchase common stock at $0.40 per share, those warrants expiring one year from the date our shares of common stock begins publicly trading on any public exchange. . The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 157%, risk free interest rate of .87%, and expected life of 1.41 years with a fair value of $18,119. As of September 30, 2015 we have drawn down $100,000 on the credit facility.

On July 14, 2015, we sold 100,000 shares of common stock to a new investor which included 100,000 warrants to purchase up to 100,000 shares of common stock at an exercise price of $0.80 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $50,000 which was received by us on July 20, 2015.

On September 30, 2015, the Company agreed to issue 60,913 warrants to several contractors as compensation for services. The warrants will expire 24 months from the start of trading and have an exercise price of $0.30. The warrants were valued using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 157%, risk free interest rate of .87%, and expected life of 2.41 years with a fair value of $14,342.

Common Stock Not Yet Issued

As at December 31, 2014, there were a total of 464,525 shares of common stock that had been earned by contractors for services provided prior to December 31, 2014, but were not issued prior to December 31, 2014. On January 2, 2015, all of these shares were issued.

Warrants

The following tables summarize our share warrants outstanding as of September 30, 2015 and December 31, 2014:

	Nine Months Ended September 30, 2015
	Number of Shares	Weighted Average Remaining Life (years)	Weighted Average Exercise Price
Warrants outstanding, December 31, 2014	—	—	$—
Issued	6,485,913	1.4	0.46
Exercised	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Warrants outstanding, September 30, 2015	6,485,913	1.4	$0.46
Warrants exercisable, September 30, 2015	1,250,000	0.6	$0.40

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

The following table summarizes information about warrants outstanding at September 30, 2015:

Exercise Price	Warrants Outstanding	Weighted Average Life of Outstanding Warrants In Years
$0.30	60,913	2.3
$0.40	3,100,000	1.3
$0.50	3,000,000	1.8
$0.75	225,000	1.1
$0.80	100,000	2.3
$0.46	6,485,913	1.4

Note 10 - Related Party Transactions

Management Fees – Related Parties

In addition to the related party transactions described in Note 5 Notes Payable and Note 6 Convertible Notes Payable to these condensed consolidated unaudited financial statements; we incurred management fees and equity-based compensation expense included in general and administrative expense, to (a) Mr. Grede, Aquarius’ Executive Vice President, and an entity controlled by Mr. Grede, The Aspen Alliance ("TAA"), and (b) Mr. Lawyer, Aquarius’ Chief Executive Officer and an entity controlled by Mr. Lawyer, TAG, as follows:

	Three Months Ended September 30,
	2015	2014
Management fees – Mr. Grede and TAA	$15,000	$29,971
Management fees – Mr. Lawyer and TAG	20,000	56,852
	$52,500	$86,823

	Nine Months Ended September 30,
	2015	2014
Management fees – Mr. Grede and TAA	$49,500	$63,971
Management fees – Mr. Lawyer and TAG	91,500	98,454
	$106,000	$162,425

Interest Expense and Interest Payments – Related Party

As described in Note 5 Notes Payable to these condensed consolidated unaudited financial statements, our interest expense to this related party consists of:

	Three Months Ended September 30,
	2015	2014
Interest expense – Mr. Rudyak	$1,000	$1,000

	Nine Months Ended September 30,
	2015	2014
Interest expense – Mr. Rudyak	$3,000	$3,000

During the nine months ended September 30, 2015 and 2014, we did not make any interest payments to this related party.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Prepaid Expenses, Related Parties

Prepaid expenses due from related parties are included in our balance sheets as follows:

	September 30, 2015	December 31, 2014
Prepaid expenses – TAG	$—	$12,000
Prepaid expenses, related parties – total	$—	$12,000

The prepaid expenses related to marketing services to be provided to us by TAG for the period from April 1, 2015 through September 30, 2015.

Due to Related Parties

Accounts payable and accrued interest payable owed to related parties are included in due to related parties in our balance sheets as follows:

	September 30, 2015	December 31, 2014
Accounts payable – Mr. Lawyer and TAG	$—	$7,500
Accrued interest payable - Mr. Rudyak	10,219	7,219
Accrued interest - convertible notes	4,498	1,506
Due to related parties – total	$14,717	$16,225

Notes Payable – Related Parties

As described in Note 6 Notes Payable to these condensed consolidated unaudited financial statements, on March 11, 2013, we borrowed $200,000 from Mr. Rudyak and our note payable, related party balance was $200,000 on each of September 30, 2015 and December 31, 2014.

There were no borrowings or repayments to related parties during the nine month periods ended September 30, 2015 and 2014.

Revenue – Related Party

During the three months ended September 30, 2015 the Company generated revenue from the sale of products in the amount of $12,105 to an entity controlled by a shareholder and brother to Mr. Lawyer.

Note 11 – Share-based Compensation

Share-based Compensation Expense

Equity-based compensation expense is included in our statements of operations for the three and nine months ended September 30, 2015 and 2014 as follows:

	Three Months Ended September 30,
	2015	2014
Research and development expense, related party	$49,829	$—
General and administrative expense	269,579	—
General and administrative expense, related party	161,899	—
	$481,307	$—

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

	Nine Months Ended September 30,
	2015	2014
Research and development expense, related party	$54,334	$—
General and administrative expense	313,944	—
General and administrative expense, related party	250,514	16,575
	$618,792	$16,575

Note 12 – Income Taxes

From its inception on October 20, 2011 through the effective date of the Exchange on December 1, 2014, Aquarius Holdings LLC was a limited liability company treated as a partnership for federal and state income tax purposes and all its income tax liabilities and, or, benefits were passed through to its members. As such, it did not recognize federal or state income taxes in the accompanying financial statements for the period its inception on October 20, 2011 to December 1, 2014. Any uncertain tax position taken by its members did not result in an uncertain tax position of Aquarius Holdings LLC.

In accordance with the Aquarius Holdings LLC’s Membership Agreement, to the extent possible without impairing its ability to continue to conduct its business and activities, and in order to permit its members to pay taxes on the taxable income of Aquarius Holdings LLC, Aquarius Holdings LLC was required to make distributions to its members in amounts equal to the estimated tax liability of the members computed as if the members paid income tax at the highest marginal federal and state rate applicable to an individual resident of Colorado, in the event that taxable income is generated for the members. There was no taxable income and therefore no distributions for the period from October 20, 2011 to December 1, 2014.

Aquarius Cannabis Inc. was a taxable entity from its incorporation on July 3, 2014 and Aquarius Holdings LLC became a taxable entity from the effective date of the Exchange on December 1, 2014. Accordingly, Federal and State income taxes are recognized the accompanying financial statements for Aquarius Cannabis Inc. from July 3, 2014 and for Aquarius Holdings LLC from December 1, 2014.

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible.

As of September 30, 2015 and December 31, 2014 the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,877,286 and $180,922, respectively, which may be offset against future taxable income through 2035. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $657,050 and $0, respectively, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

	As of September 30, 2015	As of December 31, 2014
Cumulative losses before income taxes	$(3,509,797)	$(1,813,433)
Losses passed through to members of Aquarius Holdings, LLC	1,632,511	1,632,511
Losses available to Aquarius Cannabis Inc. for carry forward	(1,877,286)	(180,922)
Valuation allowance	1,877,286	180,922
Losses available to Aquarius Cannabis Inc, net of valuation allowance	$—	$—

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Income tax expense (benefit) for the nine months ended September 30, 2015 and 2014 differed from the amounts computed by applying the statutory federal income tax rate of 35% to pretax income (loss) as a result of the following:

	Nine Months ended September 30,
	2015	2014
Tax at statutory rate	$(592,677)	$—
Change in valuation allowance	592,677	—
Total tax expense	$—	$—

	Nine Months ended September 30,
	2015	2014
Income tax provision at federal statutory rate	(35.0)%	—%
Less valuation allowance	35.0%	—%
Total tax expense	—%	—%

As of September 30, 2015, the Company had operating tax loss carry-forwards which will begin to expire, if not utilized, beginning in 2034.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

The Company follows GAAP with regard to recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions is recorded on the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of tax expense, as necessary.

The Company has not incurred any interest or penalties as of September 30, 2015. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. There are no ongoing examinations by taxing authorities at this time.

Note 13 - Subsequent Events

On June 22, 2015, we entered into a new unsecured credit facility with an existing investor (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. Subsequent to September 30, 2015 we drew down an additional $300,000.

As of September 30, 2015 we were owed one installment of $62,500 in respect of the 2,000,000 shares of common stock we sold on March 25, 2015 to an existing investor. The investment is to be paid in installments of $62,500 per month between April and November 2015 for a total investment of $500,000. As of December 31, 2015, all amounts have been received.

AQUARIUS CANNABIS INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

On December 1, 2015 the Company entered into an agreement with an independent contractor for financial consulting services. The term of the agreement is one year and continues for additional one (1) year periods unless the Company gives Contractor not less than three (3) months’ prior written notice of non-renewal. The Company agreed to pay to the Contractor $7,500 per month in advance for his services (whether solely as an independent contractor or as an independent contractor and Chairman of the Board and/or Acting CFO). Beginning on the first day of the first calendar quarter following the Company’s receipt of at least $500,000 in gross proceeds from the sale of its equity securities to one or more third parties, the Company will pay the Contractor $22,500 per quarter in advance. The Company also agreed to issue to the Contractor 26,000 common shares of the Company per month. The Contractor may elect to receive, at his sole election, in lieu of the Shares, Non-Qualified Stock Options to acquire Shares of the Company with an exercise price equal to the FMV of Shares on the date of issuance and a term of 7 years from the date of issuance. The Company agreed to issue the Contractor, an aggregate of 3,500,000 warrants with a standard “cashless” exercise feature, to vest based upon the schedule below, with the caveat that no additional warrants shall vest to Consultant after a termination (a) by the Company for Cause, as defined herein, or (b) by the Consultant without Cause:

i.

2,000,000 warrants shall vest upon the Effective Date;

ii.

An additional 375,000 warrants shall vest after 3 months of service beginning on the Effective Date;

iii.

An additional 375,000 warrants shall vest after 6 months of service beginning on the Effective Date;

iv.

An additional 375,000 warrants shall vest after 9 months of service beginning on the Effective Date; and

v.

An additional 375,000 warrants shall vest after 12 months of service beginning on the Effective Date.

The Warrants will have an exercise price of $0.077 and will expire seven (7) years from the date of issuance.  Should the Contractor terminate this Agreement without Cause or be terminated by the Company with Cause prior to end of the Term of this Agreement, (a) Contractor shall forfeit the Warrants for any period noted above which has not yet commenced; and (b) for any period which has commenced, then the Contractor shall retain the warrants for the days that have elapsed within the period prior to the effective date of the termination, and shall forfeit the warrants not yet vested on the termination date, on a pro rata basis of 4,167 warrants vesting for each day of the period noted above which have elapsed prior to termination.  The Contractor further agreed that he could only exercise warrants that have vested based upon the above.

On January 11, 2016 we issued 360,200 common shares to several contractors and employees of the company for services provided to us valued at $0.302 per share, based on the most recent cash sale of common stock.

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported. Our management has determined that other than as disclosed above, there were no reportable subsequent events to be disclosed.

AQUARIUS CANNABIS INC.

9,834,353 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is January __, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$91
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$3,000
Accounting fees and expenses	$15,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$5,227
Miscellaneous	$0
Total	$58,318

All amounts are estimates other than the SEC's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the period May 15, 2014 to June 2, 2014 Aquarius Colorado issued convertible promissory notes in exchange for cash and services rendered totaling $575,000. These notes are convertible into 2,000,000 shares of our Common Stock. These notes were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act and were issued as founders notes. These notes qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of notes by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of notes offered. We did not undertake an offering in which we sold a high number of notes to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received notes bearing a legend stating that such notes and shares underlying the notes are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these notes and shares underlying the notes would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for these transactions.

We were incorporated in the State of Nevada on July 3, 2014. In connection with incorporation, we issued a total of 2,000 shares of Common Stock to our founders for services with a total fair value of $155. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On May 1, 2014, we entered into a consulting agreement with Blackbridge Capital, LLC, ("Blackbridge") to provide business advisory services, including introductions to prospective transaction parties in exchange for a $250,000 two-year unsecured convertible promissory note (the "Blackbridge Note") dated May 1, 2014, accruing interest at 12% per annum due upon maturity of the note. The Blackbridge Note is convertible by the holder into common stock, if and when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for our common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the Blackbridge Note's conversion feature as our common stock is not publicly quoted and therefore the Note is not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

The Company believes that Blackbridge did not provide the services bargained for under the consulting agreement, and we are currently being advised by legal counsel with respect to our rights and remedies.

During the period from May 15, 2014, through June 2, 2014, we sold six convertible two-year convertible promissory notes (the "12% Notes") for total proceeds of $325,000. The 12% Notes are unsecured and accrue interest at 12% and interest is due upon maturity of the note. The 12% Notes are convertible by the holder into common stock, if and when, our shares of common stock become listed on the OTCBB, at a conversion price equal to 50% of the average of the three lowest daily trading prices for common stock during the 60 day trading period ending on the last trading day prior to the conversion date. We have not assigned any value to the 12% Notes' conversion feature as our common stock is not publicly quoted and therefore the 12% Notes are not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publically quoted. In conjunction with the sale of the 12% notes, we issued each note holder 0.918 common shares and 0.102 preferred shares for every dollar of convertible note sold which resulted in a total of 298,350 common shares and 33,150 preferred shares being issued to holders of the 12% notes. The value of the shares issued totaled $16,575 which was recorded as a debt discount and is being amortized over the two year term of the notes. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On July 3, 2014, we issued 39,500 shares of Common Stock to independent contractors for services rendered with a fair value of $3,069. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On October 6, 2014, we issued 16,000 shares of Common Stock to an independent contractor for services rendered with a fair value of $1,243. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

During the period July 23, 2014 to October 24, 2014, Aquarius Colorado sold through a Regulation D Rule 506 offering convertible promissory notes to no more than 35 unaccredited investors for an aggregate offering price of $445,000. These notes are convertible into 2,225,000 shares of our Common Stock. The notes were issued in transactions not involving public offerings in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act. Please note that pursuant to Rule 506, all notes and shares underlying the notes purchased in the Regulation D Rule 506 offerings were restricted in accordance with Rule 144 of the Securities Act. In addition, each of these note holders were either accredited as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

During the period from July 23, 2014, through December 31, 2014, we sold through a Regulation D Rule 506 offering two-year convertible promissory notes (the "8% Notes") to no more than 35 unaccredited investors for total proceeds of $445,000. The 8% Notes are unsecured and accrue interest at 8% and interest is due upon maturity of the note. The 8% Notes are convertible by the holder into shares of our common stock, if and when, our shares of common stock become listed on the OTCBB, beginning on the 40th trading day after the shares are listed, at a conversion price equal to the higher of (a) $0.20 per share, or (b) 60% of the average of the five lowest daily closing prices for common stock during the 20 day trading period ending on the last trading day prior to the conversion date. The 8% Notes can be redeemed by us at any time by paying the principal amount owed plus a 35% premium. We have not assigned any value to the 8% Notes' conversion feature as our common stock has is not publicly quoted and therefore the 8% Notes are not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted. The notes were issued in transactions not involving public offerings in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act. Please note that pursuant to Rule 506, all notes and shares underlying the notes purchased in the Regulation D Rule 506 offerings were restricted in accordance with Rule 144 of the Securities Act. In addition, each of these note holders were either accredited as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

During the period September 12, 2014 through October 31, 2014, we sold through a Regulation D Rule 506 offering a total 2,000,000 shares of Common Stock to no more than 35 unaccredited investors, at a price per share of $0.0777 for an aggregate offering price of $155,400. We offered and sold the shares, pursuant to the exemptions for registration afforded by Rule 506 of Regulation D, promulgated under the Securities Act.

On December 1, 2014, we issued an aggregate of 18,000,000 shares of our Common Stock to the former members of Aquarius Colorado in connection with the Exchange Agreement. On December 1, 2014, also in connection with the Exchange Agreement, we issued an aggregate of 2,000,000 shares of Series A Preferred Stock to the former members of Aquarius Colorado. The aggregate amount of consideration received by us in exchange for the issuance of the Common Stock and Series A Preferred Stock was $1,398,600. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

During the period August 25, 2014 to November 30, 2014, Aquarius Colorado purchased 300,725 shares of our Common Stock under stock subscriptions with a fair value of $23,366 for issuance to independent contractors, including 37,500 shares each to Mr. Lawyer and Mr. Grede. These shares will be issued in January 2015. The shares will be issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On December 19, 2014, we entered into a consulting agreement with KCSA Strategic Communications, ("KCSA") to provide marketing services, in exchange for a $15,000 two-year unsecured convertible promissory note (the "KCSA Note") dated December 19, 2014, accruing interest at 8% per annum due upon maturity of the note. The KCSA Note is convertible by the holder into shares of our common stock, if and when, our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. We have not assigned any value to the KCSA Note's conversion feature as our common stock is not publicly quoted and therefore the KCSA Note is not currently convertible. We will record the estimated value of such conversion feature, if and when, our common stock becomes publicly quoted.  The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On January 2, 2015, we issued an aggregate of 464,525 shares of our common stock with a fair value of $36,093 to independent contractors for services rendered, including 57,500 shares to Michael Davis Lawyer and 75,000 to Donald Grede.  The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On February 23, 2015, we sold 1,000,000 shares of common stock to a new investor. The investment includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on the OTCQB marketplace. The investment also includes warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on the OTCQB marketplace. The investment totaled $250,000 of which $100,000 was received on February 24, 2015 and the balance of $150,000 was received on April 2, 2015. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On March 1, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $18,000 one-year unsecured convertible promissory note (the "MSMN18 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN18 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTC BB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On March 25, 2015, we sold 2,000,000 shares of common stock to an existing investor which included warrants to purchase to purchase up to 750,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year from the first day that the common stock is traded on any exchange, warrants to purchase up to 1,250,000 shares of common stock at an exercise price of $0.40 per share, those warrants expiring one year one year from the date of purchase, and warrants to purchase up to 2,000,000 shares of common stock at an exercise price of $0.50 per share, those warrants expiring two years from the first day that the common stock is traded on any exchange. The investment is to be paid in installments of $62,500 per month between April and November 2015 for a total investment of $500,000. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On April 6, 2015, we issued an aggregate of 621,040 shares of our common stock with a fair value of $68,314 to independent contractors for services rendered in the first quarter of 2015, including 60,000 common shares to Michael Davis Lawyer and 135,000 common shares to Donald Grede. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On April 23, 2015, we entered into a Joint Venture Agreement with a grower of marijuana whereby we receive 10% of net revenues from the growers existing production and processing opportunities located on a reservation in New York state and 25% of net revenues for sales outside of the growers existing market. In the California market, the grower agrees to sell its entire branded, wholesale product through one of our licensed wholesale co-op processors. In exchange, we agree to assist the grower in using the agricultural cooperative structure to protect and create medical marijuana stores and grows in California and we agree to share with the grower 30% of any revenues generated by product of the grower but packaged and distributed by competing processors. In markets outside of California we have the first right of refusal to be the growers consulting and brand licensing partner. Under the terms of the agreement, the grower was granted warrants to purchase 2,000,000 shares of common stock at $0.25 per share upon execution of the agreement, those warrants expiring 18 months from the date of the agreement. Upon generation of the first revenues subject to this agreement, the grower earns warrants to purchase an additional 2,000,000 shares of common stock at $0.50 per share and an additional 2,000,000 shares of common stock at $0.75 per share, each having an expiration date of 24 months and 36 months from the date such warrants were earned, respectively. Over the five year period from the date of the agreement, the grower may earn warrants to purchase up to an additional 14,000,000 shares of common stock at prices ranging from $0.25 per share in the first year to $1.25 per share in year 5, based on various revenue and market growth requirements under the agreement. In conjunction with the issuance of common stock under this agreement, the grower is entitled to 1 preferred share for every 10 common shares issued. The agreement was subsequently terminated on September 28, 2015. The Company agreed as terms of the settlement to issue 50,000 shares of common stock. As of October 23, 2015 all shares of common stock have been issued.

On April 27, 2015, we sold 225,000 shares of common stock to a new investor which included warrants to purchase to purchase up to 225,000 shares of common stock at an exercise price of $0.75 per share, those warrants expiring 18 months from the first day that the common stock is traded on any exchange. The investment totaled $75,000 which was received in its entirety on May 11, 2015.  The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On June 22, 2015, we entered into a new unsecured credit facility with an existing investor (“Lender”), which provided up to $750,000 in debt financing with all outstanding principal and accrued interest due on June 21, 2016 unless extended by mutual consent. The agreement calls for a 24% annual interest rate on the outstanding principal balance with accrued interest payable monthly and is limited to monthly draws of $100,000 unless otherwise approved by the Lender. The agreement states that within 120 days of the execution of the agreement, we will issue 200,000 shares of preferred stock and 100,000 warrants to purchase common stock at $0.40 per share, those warrants expiring one year from the date our shares of common stock begins publicly trading on any public exchange. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On July 23, 2015, we entered into a services agreement with My Social Marketing Network, LLC, ("MSMN") to provide internet marketing services, in exchange for a $10,000 one-year unsecured convertible promissory note (the "MSMN10 Note"), accruing interest at 8% per annum due upon maturity of the note. The MSMN10 Note is convertible by the holder into shares of our common stock at any time following forty (40) days from the date our shares of common stock become listed on the OTCBB, at the higher of (1) $0.20 or (2) a forty (40%) percent discount to the average of the five (5) lowest closing prices for the twenty days preceding the conversion. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On July 23, 2015, we issued an aggregate of 364,497 shares of our common stock with a fair value of $68,550.38 to independent contractors for services rendered in the second quarter of 2015, including 60,000 shares to Michael Davis Lawyer and 60,000 shares to Donald Grede. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

In July 2015, we sold 100,000 shares of our common stock along with 100,000 warrants to purchase up to an additional 100,000 additional shares of common stock to one investor Anita Scheffel for $50,000. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On July 15, 2015, we agreed to issue a total of 1,000,000 shares of common stock to several long term contractors of the Company. All 1,000,000 shares were issued on September 3, 2015. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On September 28, 2015, the Company agreed to issue 50,000 shares to an individual in consideration for the termination of the joint venture agreement first entered into on April 23, 2015. All 50,000 shares were issued on October 23, 2015. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On September 30, 2015, we agreed to issue a total of 496,240 shares of common stock to several employees and consultants of the Company. All 496,240 shares were issued on October 23, 2015. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On September 30, 2015 the company agreed to 60,913 warrants to several contractors for compensation for services. The warrants will expire 24 months from the start of trading and have an exercise price of $0.30. As of November 6, 2015, the warrants have not yet been issued. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On January 11, 2016 we issued 360,200 common shares to several contractors and employees of the company for services provided to us valued at $0.302 per share, based on the most recent cash sale of common stock. The shares were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER	DESCRIPTION
3.1(a)	Articles of Incorporation, as amended and restated December 1, 2014*
3.1(b)	Certificate of Designation for Series A Preferred Stock*
3.1(c)	Certificate of Designation for Series B Preferred Stock****
3.2	By-Laws*
4.1	Demand Promissory Note for Dan Hagel, dated June 21, 2012**
4.2	Demand Promissory Note for Ernest Rudyak, dated February 8, 2013**
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. ******
10.1	Share Exchange Agreement, dated December 1, 2014*
10.2	Form of Independent Contractor Agreement*
10.3	Independent Contractor Agreement with Donald Grede, dated September 1, 2014*
10.4	Independent Contractor Agreement with Michael Davis Lawyer, dated September 1, 2014*
10.5	Independent Contractor Agreement with The Aquarius Group, LLC, dated September 1, 2014*
10.6	Service Agreement with The Aquarius Group, LLC, dated July 4, 2014*
10.7	Amendment to Independent Contractor Agreement with Donald Grede, dated December 31, 2014**
10.8	Amendment to Independent Contractor Agreement with Michael Davis Lawyer, dated December 31, 2014**
10.9	Amendment to Independent Contractor Agreement with The Aquarius Group, dated December 31, 2014 **
10.10	Marketing and Brand Development Services Agreement with Sysco Pancho, LLC, dated December 28, 2014**
10.11	Independent Consulting Agreement with Dirty Business Ltd (Michael Leigh), dated April 19, 2013***
10.12	Independent Consulting Agreement with Hollister Keene, dated July 3, 2014***
10.13	Independent Consulting Agreement with Hollister Keene, dated September 13, 2014****
10.14	Service Agreement with the Aquarius Group, dated July 4, 2014****
10.15	Employment Agreement, Davis Lawyer****
10.16	Employment Agreement, Don Grede****
10.17	Employment Agreement, Jenna Schuck****
10.18	Agreement with Sedo Cresco, LLC****
10.19	Property Lease Agreement****
10.20	Consulting Agreement with Michael Asch, dated December 1, 2015. *****
23.1	Consent of Cutler & Co., LLC ******
23.2	Consent of Counsel (included in Exhibit 5.1, hereto) ******

———————

*	Filed with the Securities and Exchange Commission on December 12, 2014 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.
**	Filed with the Securities and Exchange Commission on February 10, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.
***	Filed with the Securities and Exchange Commission on August 12, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.

****	Filed with the Securities and Exchange Commission on November 6, 2015 as an Exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.
*****	Filed with the Securities and Exchange Commission on January 15, 2016 as an Exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.
******	Filed Herewith

ITEM 17. UNDERTAKINGS

(A)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this amended statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on February 3, 2016.

AQUARIUS CANNABIS INC.

By:	/s/ Michael Davis Lawyer
Michael Davis Lawyer
President, Chief Executive Officer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Davis Lawyer	President, Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	February 3, 2016
Michael Davis Lawyer